UNITED  STATES
                   SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON,  D.C.  20549
                   ---------------------------------------------

                                   FORM  8-K

                                CURRENT  REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                    --------------------------------------

     Date  of  Report  (Date  of  earliest  event  reported):   March  30,  2000
                                                               ----------------
                         Sangui  Biotech  International,  Inc.
      -------------------------------------------------------------------------
            (Exact  name  of  registrant  as  specified  in  its  charter)

                                    Colorado
      -------------------------------------------------------------------------
                  (State  or  other  jurisdiction  of  incorporation)


   0-29233                                         84-1330732
----------------------                      ------------------------------------
(Commission  File  Number)                  (IRS  Employer  Identification  No.)


            1508  Brookhollow  Drive,  Suite 354, Santa Ana, CA 92705
--------------------------------------------------------------------------------
     (Address  of  principal  executive  offices)     (Zip  Code)

                                 (714)  429-7807
                    -------------------------------------------
              Registrant's  telephone  number,  including  area  code:

                             Felnam  Investments,  Inc.
                      610  Newport  Center  Drive,  Suite  800
                             Newport  Beach,  CA  92660
                                  (949)  719-1977
                         ---------------------------------
                   (Former  name,  address  and  telephone  number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     (a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") dated as of March 30, 2000 between MRC Legal Services LLC ("MRC"), a California limited liability company and the sole shareholder of Felnam Investments, Inc. ("Felnam"), a Nevada corporation, and Sangui Biotech International, Inc. ("SGBI"), a Colorado corporation, all the outstanding shares of common stock of Felnam held by MRC were exchanged for 100,000 shares of common stock of SGBI in a transaction in which SGBI effectively became the parent corporation of Felnam.

     The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of Felnam, MRC and SGBI on March 30, 2000. No approval of the shareholders of either SGBI or Felnam is required under applicable state corporate law.

     Prior to the merger, Felnam had 1,461,000 shares of common stock outstanding which shares were exchanged by MRC for 100,000 shares of common stock of SGBI. By virtue of the exchange, SGBI acquired 100% of the issued and outstanding common stock of Felnam.

     Prior to the effectiveness of the Exchange Agreement, SGBI had an aggregate of 40,334,360 shares of common stock, no par value, issued and outstanding, and no shares of preferred stock outstanding.

     Upon closing of the Exchange Agreement, SGBI had an aggregate of 40,434,360 shares of common stock outstanding.

     The officers of SGBI continue as officers of SGBI subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of SGBI will continue without change.

     A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

     (b) The following table sets forth certain information regarding beneficial ownership of the common stock of SGBI as of December 31, 1999 (prior to the issuance of 100,000 shares pursuant to the Exchange Agreement) by:

     each person or entity known to own beneficially more than 5% of the common stock;

*     each  of  SGBI's  directors;
*     each  of  SGBI's  named  executive  officers;  and
*     all  executive  officers  and  directors  of  SGBI  as  a  group.



                                 Name and Address of                      Amount and Nature of  Percent of
Title of Class                   Beneficial Owner (1)                     Beneficial Ownership  Class
------------------              ----------------------                    --------------------  -----------

Common Stock                     Joerg Alte                                           101,000    0.2%
                                 Brackleystr. 5
                                 D-56410 Montabaur
                                 Germany


Common Stock                     Dr. Wolfgang Barnikol (2)                          1,853,600    4.6%
                                 Arndtsr, 8, D-58453 Witten
                                 Germany


Common Stock                     Dr. Oswald Burkhard                                  794,400    2.9%
                                 Martinsgasse 1, D-67547 Worms
                                 Germany


Common Stock                     Axel J. Kutscher                                   1,135,384    2.8%
                                 Deutschhermufer 41, D-60554
                                 Germany


Common Stock                     Helmut Kappes                                      1,086,848    2.7%
                                 Franz-Liszt Str. 32a
                                 D-46282 Dorstein
                                 Germany

Common Stock                     Euro-American                                     10,076,377    24.9%
                                 BeteiligungsVermittlungsgesellschaft mbH
                                 Mulheim, Germany

Common Stock                     All Officers and Directors as
                                 a Group (5 persons)
                                                                                    4,971,232  12.3 %
                                                                                    =========  ======

1.     The  number is based upon 40,334,360 shares total issued and outstanding.
2. Does not Include options to purchase 3,000,000 shares of Common Stock at $.01 per share for assignments of all of his relevant patents to the Company. The shares can be exercised at the point the Company completes the development of the artificial oxygen carrier or the implantable sensor and receives regulatory approval from either German, Singapore or the United States.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between MRC and SGBI.

     In evaluating SGBI as a candidate for the proposed acquisition, MRC used criteria such as SGBI's present stock price as set forth on the over-the-counter bulletin board, its biotech and other businesses and other anticipated operations, and SGBI's business name and reputation. MRC and SGBI determined that the consideration for the merger was reasonable.

     (b) SGBI intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

BUSINESS

HISTORY

     Sangui Biotech, Inc. ("SBT"), a wholly-owned subsidiary of the Company, was incorporated in the Delaware on August 2, 1996 and began operations in October 1996. In March 1997, some of the shareholders of SGBI acquired a majority of the common shares of Citadel Investment Systems, Inc. ("Citadel") which was publicly traded on the over-the-counter bulletin board under the symbol "CIIS". On or around August 9, 1997, Citadel acquired one hundred percent (100%) of the outstanding common shares of SBT, and as a result, SBT became a wholly-owned subsidiary of Citadel. Thereafter, Citadel changed its name to Sangui Biotech International, Inc. and changed its NASDAQ symbol to SGBI. The Company also operates through three other subsidiaries: Gluko Meditech AG ("GMTAG"), Sangui Biotech AG ("SBTAG") and Sangui Biotech (Singapore) Pte Ltd. ("SBTS").

     SBT is principally engaged in the development and manufacturing of, namely Immunodiagnostic kits, which are sold by SBT in niche markets in the United States and Europe. The officers of SBT as at the date hereof consist of Professor Wolfgang Barnikol, Axel Kutscher, Oswald Burkhard and Hemut Kappes. SBT is located in Santa Ana, California. The California laboratory facility, approximately 3,360 square feet, is devoted to immunodiagnostic research, development, manufacturing, and marketing, as well as the Company's overall administrative functions.

     SBTAG was established and organised under the laws of Germanyin Mainz, Germany, on November 25, 1995. SBTAG is in the business of developing a blood volume substitute and blood additive product (i.e. the Company's oxygen carrier) and by-products thereof. The officers of SBTAG are Prof. Wolfgang Barnikol, M.D., Ph.D., Oswald Burkhard, M.D., Ph.D. and Harald Potzschke. The directors of SBTAG are Axel Kutscher, Helmut Kappes, and Doris Barnikol, Ph.D

     GMTAG was established and organised under the laws of Germany in Mainz, Germany, on July 15, 1996. GMTAG is in the business of developing an in vivo glucose implant sensor. The officers of GMTAG are Prof. Wolfgang Barnikol, M.D., Ph.D., Oswald Burkhard, M.D., Ph.D and Harald Potzschke. The directors of GMTAG are Axel Kutscher, Helmut Kappes, and Doris Barnikol, Ph.D.

     The facilities of SBTAG and GMTAG are located on the premises of the University of Witten/Herbede, Witten, Germany since April 1998. Wolfgang Barnikol, M.D., Ph.D., a director and Chairman of Sangui, is in charge of the research and development of an implantable glucose sensor and artificial oxygen carriers.

     SBTS was incorporated in Singapore on May 15, 1999. The Singapore subsidiary shall provide the head and regional office for SBGI and its subsidiaries and will be engaged in the business of carrying out research & development projects in Singapore for SBGI including the sale and marketing of the the Company's products. The directors of the Singapore company are Ekkehard Sahm and Tang Cheng Lin.

     The principal activities of SBGI and its subsidiaries are those relating to development, manufacturing and marketing of several products including (i) immunodiagnostic kits; (ii) a hemoglobin based artificial oxygen carriers and additives; and (iii) an implantable and long-term functioning glucose-sensor. To date, neither SBGI nor any of its Subsidiaries has had profitable operations.

BUSINESS  OF  SBGI

     SBGI's mission is the development of novel proprietary products with special focus on providing for the first time in medical history:

     artificial extracellular oxygen carriers capable of human organ support in cases of acute and chronic lack of oxygen or blood loss due to surgery, accident, arterial occlusion, anaemia or other causes. Its seeks to develop and commercialise such artificial oxygen carriers with blood volume substitute/ blood additive technologies by reproducibly synthesizing polymers of defined molecular sizes, in special formulations, with different oxygen affinities (low, normal and high) and specially designed half-lives. The products, when circulating in the blood system ,are designed to meet the varying clinical needs arising from loss of blood or chronic oxygen deficiency. In chronic oxygen deficiency, a new or second generation oxygen carrier with an oncotic pressure lower than that of blood plasma is needed. SBGI believes that its technologies can meet this need.
     an in vivo implantable glucose sensor for the continuous monitoring of a patient's glucose level, obviating the need for persistent blood sampling and provides required information on a continuous basis, thereby minimizing the harmful effects of peaks and troughs in the patient's blood sugar level.

     The  development  of  the  abovementioned  products  are  led  by Professor
Barnikol and his staff including one deputy, four postdoctoral fellows, two engineers and several technicians. Oswald Burkhard, M.D., Ph.D., a director and Vice President of SBGI, is in charge of the necessary clinical trials for the glucose sensor and the artificial oxygen carrier.

     SBGI has also completed the development of nine (9) niche in vitro diagnostics and for-research-use-only products.

ARTIFICIAL  OXYGEN  CARRIER

     There are two products in development which are polymers of natural hemoglobins with oxygen arrying abilities similar to blood products which are being developed. One is a substitute product, and the other is an additive product. The substitute product ("blood volume substitute") is designed for use as to replace red cell transfusion in a range of applications, such as: (i) replacement of blood loss due to trauma and surgery; (ii) perfusate for preserving organs for transplantation; and (iii) stockpile of the product for military and other emergencies. The costs for developing this product cannot be determined accurately at this time. The oxygen carrying blood additive ("blood additive") is defined for use in chronic oxygen deficiency like heart infarcation, stroke, peripheral perfusionary disorders

     SBTAG seeks to develop and commercialize proprietary artificial blood volume substitute/artificial oxygen carrier technologies by synthesizing reproducible polymers of defined molecular sizes in special formulations with different oxygen affinities (low, normal and high) and different half-lives, when in circulation, to meet the varying clinical needs arising from loss of blood. This subsidiary also intends to develop a new or second generation oxygen carrier with an oncotic pressure lower than that of blood plasma which is needed to address a potential market in chronic oxygen deficiency. The pre-clinical data demonstrated that it is possible to polymerize native mammalian hemoglobins from humans, pigs and cattle, resulting in huge soluble molecules, the so-called hyperpolymers. SBTAG has decided to polymerize hemoglobines from pigs (porcine blood).

Blood  Volume  Substitute
-------------------------

     The need for blood volume substitutes is growing because of: (i) reduced willingness of the population to give blood; and (ii) rising contamination of donors with HIV and hepatitis viruses. The worldwide market for stored blood is estimated to total about US $ 5 billion per year.

     Invasive surgery, resulting from such causes as transplantation or accidents, can result in substantial loss of blood. In such circumstances, blood volume has to be substituted to avoid shock. Blood substitution must be done with an isoncotic solution which has the same colloid-osmotic pressure as blood plasma. Such blood volume substitutes are called "plasma expanders". These expanders use macromolecules like polysaccharides or gelation to generate the oncotic pressure.

Blood  additive
---------------

     In cases where the native blood oxygen carrier system does not deliver enough oxygen to tissues of the heart, brain, extremities, kidneys and other organs, a critical clinical situation arises requiring another oxygen carrier strategy. In these cases, the patients do not have a blood volume deficiency, but suffer from an oxygen deficiency. To compensate for this oxygen deficiency, an artificial oxygen carrier must be introduced into the circulatory system and this additive must have no influence on the oncotic pressure, i.e., it must have a negligible oncotic pressure as compared to normal, which is about 30hPa. SBTAG has polymerised various hyperpolymers in small quantities, as described above with characteristics such as sufficiently low viscosity and a negligible oncotic pressure at the desired concentration and desired hematocrit concentration. Pre-clinical trial data also suggested promise with respect to safety. Experiments conducted in alert rats with a magnetometric method appear to demonstrate that the hyperpolymer hemoglobins irritate the reticulo-endothelial system of the liver far less than emulsions of fluorocarbon or encapsulated hemoglobins solutions (a technology used by one of the competitors).

     The management of SBTAG believes that the additive feature of the oxygen carrier, under development, could potentially address a market possibly equal to or larger than that of blood volume substitutes. It has been reported that the oxygenation of solid tumors makes them more sensitive to radiotherapy. This is reported to be especially true with respect to tumors of the head and neck, which are relatively common forms of cancer. Management believes that its blood additive technologies, for which there are no known competitive products, could be very attractive in the medical field. Nonetheless, there can be no assurances that such therapeutics will be well accepted in the market, if developed. Therefore, the development of an artificial oxygen carrier has become the primary focus of the management of SBGI. However, such a market projection for plasma expanders and additives, as therapeutics for oxygen deficiency disorders, cannot be ascertained, since such products are not available in the marketplace. There also cannot be assurances that such therapeutics, if developed, will be favorably accepted by the medical community.

     If oxygen carriers can be used successfully in the cancer field, this could be expected to speed the approval process for the use of blood volume substitutes based on similar technologies. However, there can be no assurances that these applications will be approved by the various government regulatory agencies, including but limited to the FDA in the United States and the similar agencies in Germany and other Western European countries.

     CE Mark approval on the initial product designed for patients receiving radiation therapy is targeted for 2003 and FDA approval in 2006. It should be noted, that, this specialized or niche application, if successfully developed, would have a market potential substantially smaller than the overall market of artificial blood volume substitute or the therapeutic market (with oxygen carrier as an additive or therapeutic agent) for more widespread oxygen deficiency disorders such as myocardial infarction and stroke.

     Small animal exchange experiments with artificial oxygen carriers prepared by SBTAG have demonstrated, that these carriers are very effective in oxygen transport already in small concentrations within the blood plasma (0.5 gram per decilitre), and that they show a synergistic effect with native transport systems. Also it was possible to synthesize hyperpolymeric oxygen carriers which exhibit no immunogenicity in mice sensitized to hemoglobin.

     SBTAG has received a grant from the government of the German state North-Rhine-Westphalia in an amount of more than US $ 2,000,000 which covers 40% of the estimated costs of the research and pre-clinical development of the Company's polymer hemoglobin based artificial oxygen carrier. SBTAG received already the first portion of the grant to reimburse 40% of its relevant expenses in the period from April 1998 to December 1998. The grant requires the Company's economical ability to cover 60% of the project costs on its own as well as the achievement of milestones. The Company has met these requirements.

GLUCOSE  SENSOR

     The need for a reliable, cost-effective and continuous glucose monitor for diabetes patients is to prevent irreversible damage, i.e., damage to the kidney and retina, and to avoid amputations of extremities. The management of GMTAG believes that such a sensor could be the missing link to construct an artificial pancreatic beta-cell. The implantable glucose sensor requires the successful development of a stable miniaturized polarimeter and a biocompatible ultrafiltration membrane. GMTAG presented its pre-prototype of a long-term implantable glucose sensor at the Duesseldorf Medica Show in November 1998. At the Dusseldorf Medica Show in November 1999, there was a demonstration of the improved pre-prototype comprising of a final miniaturized optical system (which includes the light source, diodes, light detectors) and an integrated sensor electronics which is targeted to be miniaturized (using the one chip-technique) by 2000.

     In September 1999, GMTAG received a grant from the German state of North-Rhine-Westphalia in the amount of DM4,340,764 for the long term implantable glucose sensor. The grant will cover 40% of the budget project costs from December 1998 to November 2001. The grant requires GMTAG to cover 60% of the project costs on its own as well as the achievement of milestones.

     About 5% of the inhabitants of the industrialized countries suffer from diabetes. About one tenth of these patients are afflicted with diabetes mellitus Type 1, which means they are dependent for life on the parenteral application of insulin.

     diabetes Type I patients suffer from the irreversible destruction of the so called beta cells of the pancreas (absolute insulin deficiency); the beta cells normally produce the hormone, insulin diabetes Type II patients suffer from a relative insulin deficiency; the insulin receptors are insensitive to the hormone

     The central problem of the diabetic is to properly and constantly measure the blood glucose level, ideally 24 hours a day, and thereby to know how to adjust, quantitatively, the glucose level in the tissues by administering insulin, for example, in order to stabilise the blood sugar level at its normal value of 1 g/L. Only a rough adjustment may be achieved during waking hours when the patient is able to sample a drop of blood from the fingertips periodically, and to determine the level of glucose with the aid of dipsticks. Many patients have developed a sixth sense in adjusting their blood glucose level.

     Nevertheless, the permanent sampling of blood and the need to inject insulin deteriorate the quality of life. An enormous danger for the diabetic patient arises when he is asleep, i.e. one third of his life time, when he is neither able to sample the glucose level in his blood system, nor to adjust it, if necessary.

     Furthermore, as shown by measurements using a short time (only 3 days) glucose monitoring system based on the enzymatic detection of glucose, (even in patients who seem to be well adjusted) dramatic changes of the blood sugar occur during night and day.

     Infectious diseases and vegetative disorders are also reasons for uncontrollable disturbances and variations of the glucose level, even during waking hours. Those are very dangerous for the patient as it is explained below:

     A glucose level which remains too low over long periods of time results in damage to organs with high metabolism, such as the brain. Brain cells which die cannot be replaced. If a glucose level remains too high, the typical long term sequelae of Type I diabetes occur, such as peripheral circulatory deficiencies resulting in the need for amputation of extremities and detachment of the retina resulting in blindness.

     For the reasons given above, it would be of enormous advantage to constantly and automatically monitor the blood sugar level of the patient. To do so, the glucose monitor must stay at or in the patient for a long period of time making the procedure cost effective and efficacious. Problems of infection, comfort, and the risk of detachment all favor a permanently implantable sensor.

     This device should communicate via radio signals with a control panel/modem outside the body and supply the patient with the necessary information. In combination with a dosage pump for insulin (internal or external) an artificial beta-cell could be realized.

     Until now, an implantable glucose sensor has been the missing link in the development of a beta cell for the automatic dispensation of insulin.

     German insurance companies have estimated the possible savings for a patient with Type I diabetes to range from between approximately $6,000 to $8,000 per annum. Based on a unit price of about $7,000, the market potential for the developed countries could amount to several billion dollars per year, if such a sensor receives favorable market acceptance.

     The following experimental results were obtained in furtherance of SGBI's objective of developing an implantable glucose sensor on the basis of polarimetric and infrared methods:

* polarimetric and infrared measurements of glucose concentrations in the physiological range resulted in an electronic signals, sufficiently high for further processing
* glucose is responsible for at least 95% of the optical rotation of ultrafiltered blood plasma
* the concentration of glucose in ultrafiltrated tissue fluid equals that of blood
* the level of glucose in an implanted ultrafiltrating hollow fiber did not drift, in the sense of decreasing, over a period of three weeks
* the adjusting time of the glucose level in the hollow fiber is about ten minutes and is also stable over a period of three weeks

     The implantable glucose sensor, GlukoTektor, will be equipped with an insulin reservoir and pump, the BetaMitator, which will function as an artificial endocrine pancreas. The device will be in telemetric contact with a matchbox-sized monitor, which must be placed close to the patient. It will have the following functions:

*     receive  a  signal  every  5  to  10  minutes,  and
*     show  the  glucose  level  on  a  LCD  display
*     warn  the  patient:
*     optically  and  acoustically  in  case  of  danger
*     if  there  is  no  signal  from  the  sensor

     The management of GMTAG projects that it will take about 5 years to develop this product completely. Moreover, FDA approval of this product is required before this product can be marketed in the United States.

DIAGNOSTICS

     Management of SBGI believes that it can be strategically positioned with a breadth of in vitro diagnostic products which will be competitive in the health
care  industry.   SBGI's  current  strategy  is  to  develop  truly  niche
immunodiagnostic  products  with  only  few  competitors, like the CDT test kit.

     SBGI has completed the research and development of certain health care products which are intended to be produced, promoted, marketed, and used world-wide. SBGI's products consist of: (i) a Carbohydrate-Deficient Transferrin test kit, which is used to detect chronic alcohol abuse; (ii) a urinary micro-albumin test, which is a diagnostic test to detect small amounts of proteinuria in diabetes mellitus; (iii) a C-Reactive Protein, which is an acute phase protein and sensitive indicator of inflammation; (iv) two different kits for the measurement of Parathyroid Hormone, which is a diagnostics adjunct to the differential diagnosis of hyper- and hypo-parathyroidism. ; (v) ACTH (Adrenocorticotropic Hormone), a niche endocrine test for adrenal cortex function; (vi) Calcitonin, another endocrine test for a rare disease; (viii) Erythropoietin (EPO), a test for certain types of anemia; and (ix) TSH (Thyroid Stimulating Hormone or Thyrotropin), a common and popular thyroid function test, but faced with over forty (40) competitors' products on the same test.

     Currently, the Company has a total of nine (9) niche immunodiagnostic products for distribution. All the products are based on the microplate format, except for the PTH and TSH IRMA. This microplate or microtiter platform was chosen, because microplate readers are quite common in the clinical and hospital medical laboratory setting. All the test kits, except TSH, are targeted at the niche laboratory market.

* CDT (Carbohydrate Deficient Transferrin). Has been reported as the most reliable test for identification of chronic alcohol abuse. The worldwide market potential is estimated at US $ 2.5 million per annum. This test uses microplate format Turbidimetric Immunoassay with prepackaged chromatography columns. One of the SBGI CDT kits (a second version), to be trademarked as ChronAlco I.D., has recently been called best CDT kit in the market" by two German scientists, who are the "opinion" leaders.

* Intact-PTH on the ELISA Microplate format (2nd Generation). This product has been cleared under the 510(k) regulations by the FDA in late December 1997. It has one distinct advantage over the two other ELISA microplate PTH kits on the market. It is faster and easier, with performance characteristics similar or superior to the competitors. Nonetheless, the Company has derived insignificant sales to date, mostly likely due to the current market trend of complete turn-key (hands off or complete) automation in the laboratory business.

* Intact-PTH IRMA (ImmunoRadioMetricAssay). The radioactive version will compete mainly based on price. The worldwide market potential for all the PTH kits, with over 10 competitors, is estimated at US $ 50 million per annum.

* CRP (C-Reactive Protein). Highly sensitive Turbidimetric Immunoassay (TIA), for the differential diagnosis of viral vs. bacterial infection. Valuable to preclude overuse of antibiotic treatment in infections of viral etiology. Recently, the CRP test has been reported to have applications in predicting the outcome of stable angina patients. The worldwide market potential is estimated at US $ 7 million per annum. However, the Company has derived negligible sales for the last three years (since the completion of product development on this product) due to market dominance of large companies, such as Roche/ Boehringer Mannheim.

* Microalbumin quantitative test via TIA. Highly sensitive determination of small quantities of albumin in urine. Early detection of microalbuminuria can prevent subsequent irreversible renal impairment in patients with Diabetics Mellitus. The worldwide market potential is estimated at US $ 5 million per annum. However, the Company has derived negligible sales for the last three years (since the completion of product development on this product) due to market dominance of large companies, such as Roche/ Boehringer Mannheim.

* ACTH (Adrenocorticotropic Hormone) ELISA. This product is the only 2nd Generation ELISA Kit in the market. This test is intended for the assessment of adrenal cortex function such as Addison Disease and the differential diagnosis of Cushing Syndrome. The estimated market potential size is US $ 5 million per annum.

* Calcitonin ELISA. This product is the only ELISA in the market. This is another calcium metabolism test. The test volume has been increasing in Europe and the US. The estimated market potential size is US $ 1 million per annum.

* Erythropoietin (EPO) ELISA. Quantitation of serum erythropoietin concentration serves as a diagnostic adjunct in determining the cause of anemia or erythrocytosis (an increase of red blood cell mass). Also, Amgen, Inc. manufacturers the drug Erythropoietin, trade-name Epogen. Hence, it is believed that there is a small market for drug monitoring as well. However, there are several competitors including at least one competitor with fully automated system.

* TSH IRMA. TSH (Thyrotropin) is a very useful, if not the most important screening test for thyroid function assessment. However, there are at least thirty (30) kits in the market-place, so this product is not a niche product. The Company's kit is based on the ImmunoRadioMetricAssay and was developed specifically for sale to a small German distributor, who currently purchases a comparable kit (about US $1,000 per month) from a competitor. The worldwide market for TSH is estimated at well over US $20,000,000 per annum.

     The Company's two earlier products, developed in 1996 and 1997, CRP and Microalbumin, have not been selling successfully, presumably due to competition based on "turn-key" fully automated instrumentations marketed and distributed by big corporations such as Boehringer Mannheim Corporation/Roche Diagnostics in Germany and Beckman Instruments in the US. The Company intends to continue to make efforts to sell these two products for at least another 12 months. The majority of the sales and repeat orders are from Germany and the United States. To date, the Company's efforts to sell its products to emerging markets such as the mainland China, Hong Kong and Taiwan were unsuccessful and the sales to date is very limited. At present, the Notified Bodies of the CE (European Community) has not yet completed its final regulations on in vitro diagnostic kits. The Company intends to comply with the CE Mark regulations in due course. Although the Company has had positive experience with the US. FDA regulations in clearing three (3) of its products filed under the 510 (k) process, there can be no assurance that its effort in compliance with the CE Mark will be successful.

     In the immunodiagnostic business, the Company continues to expand its sales and distribution on products already developed and continually manufactured. Such niche in vitro, immunodiagnostic tests which will enable physicians to diagnose and treat patients for a variety of pathologic disorders.

OTHER  BY  PRODUCTS

     During the course of developing the glucose sensor,   Prof. Barnikol's long
term research and the sophisticated techniques of the glucose sensor result in the development of the following by-products. They include:

A. Monitoring devices for patients in anesthesia, in intensive care and sleep diagnostics
*     a  sensor  tube
*     a  sensor  connector  for  new  borns
*     a  nose  sensor
*     a  main  stream  respiratory  oxygen  sensor
*     an  oxygen  sensor  device  for  the  skin

B.     Equipment  for  small  animal  (also  mice)  experiments
*     a  respiratory  microvalve
*     a  micro  respiratory  flow  sensor

C.     High  precision analytical micro system for monitoring and controlling of
(bio)chemical  processes  in  biotechnology,  chemistry  and  Pharma  industry.

D. Module micro controlling and heating system for setting defined levels of temperature on basis of Peltier technique.

     At the Medica 99 in Dusseldorf, the prototype for the module micro controlling system, the sensor tube and the equipment for small animals are demonstrated.

COLLABORATION  WITH  OTHER  COMPANIES

     In an effort to provide to the Company short term revenue which will be utilised to fund the various research and development programmes, the Company's US Diagnostic Division provides services in performing research and development and manufacturing as a sub-contractor and/or consultant to unaffiliated companies which do not compete with the Company. There is no assurance or certainty, however, that such subcontracts will continue. The management of the Company plans to continue to explore such opportunities if deemed advantageous to the Company.

DEVELOPMENT  PROCESS

OXYGEN  CARRIER
     At this point in time, the formula of the artificial oxygen carrier is not finalized. A preliminary formula is set out as follows:

     Sangui's oxygen carrier is prepared from porcine hemoglobin. First, pure porcine blood must be obtained from slaughterhouses. It is of great importance to make sure that the blood is not contaminated with endotoxins released by bacteria or other contaminating material. Therefore it must be guaranteed that the pigs, of which the blood is taken, were neither ill nor had received medicine. The state of health of the pigs has to be contractually fixed with the
        -
pig breeders. The erythrocytes are then separated from the other blood compounds and opened by osmotic hemolysis, thus releasing the hemoglobin molecules. The released hemoglobin molecules are then further purified.

     Next, about fifteen of the molecules are cross-linked to a hyperpolymer molecule by a chemical reaction using glutaraldehyde as a cross-linker. The hemoglobin hyperpolymer is the artificial oxygen carrier. An advantage of the hyperpolymer structure is that it prevents the oxygen carrier from secreting via the kidneys which would have harmful effects on the patients.

     Pyridoxalphosphate is used as an effector by which the oxygen binding properties of the hemoglobin hyperpolymer molecules, for instance the functional oxygen transport capacity, are adjusted properly. During all preparation steps defined conditions have to be chosen and maintained carefully (e.g. temperature, pH of the solutions). After preparation of the oxygen carrying hyperpolymers, they are separated into a high molecular part and a low molecular part to obtain the blood additive and the blood volume substitute, respectively.

     The oxygen carrier will be injected or infused, normally into a vein vessel. The elimination of the oxygen carrier takes place in the reticuloentdothelium. The released hemoglobin momomers are then further degraded via the physiological degradation mechanisms.

Timeline  and  stage  of  development:

November 1997                     Decided that porcine hemoglobin should be used
                                  as basic material

March 1999                        Decided which hemoglobin heyperpolymer will go
                                  into preclinical investigation and that
                                  glutaraldehyde will be taken as cross-linker and pyridoxalphoshate as effector

April  1999-December 1999         Fine adjustment of the formula for the
                                  synthesis of the hyperpolymers, regarding different conditions like amounts of glutaraldehyde and pyridoxalphosphate, incubation times, tempeature

                                  Development of a method for the isolation of larger amounts of pure hemoglobin from porcine blood

                                  Begin set up of an analytic unit (e.g. for determining the purity of the oxygen carrier and of the source materials)

January  2000- June 2000          Develop the method for the preparation of
                                  large amounts of oxygen carrier for
                                  preclinical trials

June  2000- November  2000        Drug production for preclinical* toxicology
                                  aand pharmacology

November  2000                    Begin preclinical toxicology

May  2001                         Begin preclinical pharmacology

August  2001                      Drug production for clinical trials

December  2001                    Begin clinical trials phase I**

2002/2003                         Simultaneous beginning of clinical trials
                                  phase II*** and III****

2005/2006                         Europeanb and FDA (Federal drug
                                  administration) approval and beginning of large scale production

* experiments using animal models and tissue culture models to evaluate efficacy and safety of the developed drug
** phase I is called "human pharmacology": application in healthy volunteers *** phase II is called "therapeutic explanatory": trials with a small number of ill patients
**** phase III is called "therapeutic confirmation": trials with a huge number of ill patients

     All stages are necessary according to regulatory requirements. Finalization of each stage is a further step to reach approval (e.g. FDA-approval) and market launching.

LONG-TERM  IMPLANTABLE  GLUCOSE-SENSOR

     The development process of the glucose sensor is not finalized at this juncture. The preliminary development process of the sensor is set out as follows:

     GMTAG's glucose sensor is based on physical methods for the determination of the glucose level. The sensor consists of two parts: the detection system and a microdialysizing exchange system.

     For the detection system, a sufficiently sensitive and specific polarimetric and an infrared system were developed as measuring methods. At the moment it is not settled which one of the systems will be used in the first generation of the sensor. It is also possible that both systems will be used to increase the specificity and accuracy of the glucose determination.

     The function of the dialysizing exchange system is to protect the fluid within the measuring chamber of the glucose sensor from large compounds of the interstitial fluid, especially from proteins; the effect of which would be to increase the specificity of the detection system.

     The sensor will be implanted in the subcutaneous fat tissue in the stomach area near the belly button. GlukoMediTech endeavors to develop a glucose sensor which might be implanted for a period of three to five years.

     During the day, the measuring signal will be sent telemetrically to a glucose watch which the diabetic patient will carry at his wrist. During the night, the telemetric signal will be sent to a receiver near the bed which will monitor the glucose level and warn the patient of hypoglycaemia and hyperglycaemia.

     The development of an appropriate implantable insulin pump and its combination with the glucose sensor to a closed loop will enable the company to produce a technical _-cell, so that the patient will be automatically supplied properly with the necessary amounts of insulin.

Timeline  and  stage  of  development:


November  1998                   Presentation of a pre-prototype of the glucose
                                 sensor at the MEDICA trade fair, Dusseldorf,
                                 Germany: The pre-prototype of the glucose sensor demonstrates that the optical systems developed by GlukoMediTechare sufficiently specific for the determination of glucose levels in the physiological range of 50 to 500 milligram glucose per decilitre.

September  199                   Completion of the miniaturization of the
                                 sensors optical  systems

October  1999                    Currently Gluko's engineers are working on the
                                 telemetric system. Begin development work on the energy supply and the dialysis exchange system

Beginning of 2000                Start of further and consequent miniaturization
                                 of  the sensors electronics("one-chip-
                                 technique") with integrated light sources
                                 (e.g. laser) Begin development work on insulin pump and the glucose watch

Beginning of 2000                Targetted to present a prototype of a glucose
                                 sensor

July  2000                       First implantation into animals (sheep, monkey
                                 or dog)

December  2001                   Begin clinical trials* and first implantation
                                 of the glucose sensor into patients

2002 Begin animal experiments for the technical b-cell

2003 End of experimental phase for the glucose sensor Begin clinical trials and first implantation of the technical b-cell into patients

2004                             Except approval from CE Mark and FDA
                                 Begin production and sales

2006/2007                        Market entry of the technical b-cell

     All stages of clinical trials are necessary according to regulatory requirements. Finalization of each stage is necessary to obtain regulatory approval (e.g. FDA-approval).

*Unlike the oxygen carrier which are classified under pharmaceutical products, glucose sensor being a medical device have a separate approval process and hence do not have separate phases for clinical trials. The clinical trials for the glucose sensor do not have different phases and entails doing studies immediately with diabetics patients.

MARKETING  AND  DISTRIBUTION

     Other than the immunodiagnostic products, SGBI and its subsidiaries have not yet manufactured their products in commercial quantities.

     SGBI markets its immunodiagnostic products through a carefully selected specialty product distributor in a particular country. The products are targeted at the smaller laboratories in Western Europe and the United States, who may have insufficient test volume to justify the installation of "turn-key" fully automated proprietary instrumentation by the large competitors. It also includes end users like independent clinical, hospital or physician operated laboratories.

     The Company sells its CDT kits mainly through one German distributor or selling directly to one customer in the US. To date, it appears that significant product sales have been realized only on the CDT test. On the four
(4) ELISA products, although comparative increases in turnover and number of orders from various distributors have been significant, the impact on profit and loss is not yet significant. SGBI has limited experience in sales and marketing of products. In general, the distributor is required to commit to a minimum sales volume in order to maintain an exclusive position in a given territory. It is not uncommon to provide a 30 to 50 % discount from the product list price. To date, no minimum sales volume was required, because there was no exclusive distribution agreement.

      To raise its profile, SGBI regularly participates in various medical and health related products exhibitions and trade fairs, for instance the latest Medica 1999 held in Dusseldorf.

RESEARCH  AND  DEVELOPMENT

GENERAL

     SBTAG and GMTAG are focused on the research and development of the oxygen carrier and glucose sensor respectively.

     SBTAG seeks to develop two oxygen carrier products which are polymers of natural hemoglobins with oxygen carrying abilities similar to blood products which are being developed. One is a substitute product, and the other is an additive product. The substitute product ("blood volume substitute") is designed for use as to replace red cell transfusion in a range of applications, such as: (i) replacement of blood loss due to trauma and surgery; (ii) perfusate for preserving organs for transplantation; and (iii) stockpile of the product for military and other emergencies. The oxygen carrying blood additive ("blood additive") is defined for use in chronic oxygen deficiency like heart infarction, stroke, peripheral perfusionary disorders

     GMTAG seeks to develop an implantable glucose sensor which will be able to monitor the blood sugar level in a continuous and automatic manner even during the night. This depends on the successful development of a stable miniaturised polarimeter and a biocompatible microdialysing system. Combined with an implantable insulin pump, the sensor is the missing element on the way towards developing a technical beta cell that would allow a regular and automatic supply of the diabetic patient with insulin. At the D sseldorf Medica Show in November 1999, there was a demonstration of the improved pre-prototype comprising of a final minaturized optical system (which includes the light source, diodes, light detectors) and an integrated sensor electronics which is targeted to be miniaturized (using the one chip-technique) by 2000.

RESEARCH  AND  DEVELOPMENT  PROCEDURE

     SBTAG and GMTAG have the following research and development procedures set out as follows:

* Both companies establish the specification of their products to be developed which may be continuously modified as new findings arise. Changes in any condition and to new knowledge are reacted to immediately.

* Management establishes milestone schedules for product development so as to control the progress of development. A fundamental basis of SGBI's research and development is that at least two members of the companies' staff have the necessary know how to carry out all experiments. By doing so, SBGI mitigates
                                   ---
the  effect  of  possible  staff  turnover.

* The development of pharmaceuticals and medical devices requires compliance with several guidelines. All researchers are obliged to keep detailed records in compliance with the relevant guidelines. Such documents have to be self-evident, i.e., any third party must be able to understand its content. Standard operational procedures have to be drawn up for all processes.

* SGBI orients its research and development in such way that its products are suitable for different applications and different market demands as well. SGBI intends to develop its products for that application first, which offers probably the soonest governmental approval in the countries of the targeted major markets. The marketing of the products for those applications may support the further promotion for other applications and the filing of approvals of further indications.

INTANGIBLE  ASSETS

     There are three patents issued to SBTAG pertaining to the polymerization of hemoglobin. Similarly, seven patent applications submitted by SBTAG are undergoing review by the patent office and another four patent applications regarding hemoglobin have been submitted. Additionally, six patents issued to GMTAG including one (1) pending are associated with the measurement of oxygen to facilitate the development of the Company's oxygen carrier/additive technologies.

     Two patent applications relating to polarimetric measurements for the development of the Company's implantable glucose sensor have been submitted by GMTAG and are currently undergoing review by the patent office.

     In addition to formal patent protection, SGBI also relies on trade secrets and other unpatented proprietary information in its development activities. All of the Company's employees have entered into agreements providing for confidentiality and the Company enters into non-disclosure agreements to protect the confidential information delivered to third parties in conjunction with possible corporate collaborations or other business purposes.

     The Company intends to continue its research and development and to protect its proprietary information and products with patents in the significant market areas of the world. These will provide barriers to competition as well as the possibility of cross licensing and or royalty income, if determined to be in the best interests of the Company.

     In addition to internal development, licensing or cross-licensing of other technologies will be considered as a means of improving and/or broadening the Company's product line.

     While the Company cannot guarantee that its patents and patent applications pending will block competitive products, they should help the Company become one of the leaders in its respective marketplaces.

MANUFACTURING  AND  QUALITY  ASSURANCE

IMMUNODIAGNOSTIC  KITS

     SBGI has its manufacturing facility and distribution center in Santa Ana, California for its immunodiagnostic kit business.

     SBGI has an established quality control testing procedure which is applied to test for all diagnostic kits. The first released manufactured lot is quality controlled and compared against the "GOLD" lot of materials. This "GOLD" lot of materials is the basis for how the reagents should perform and how specifications are determined, hence the performance of the first released manufactured lot will set the precedence for future lots. The Quality Control Manager is also the main technical research and development scientist. Hence, there is minimal risk of lot to lot variability and reagent quality will be maintained.

Quality  control  testing  is  performed  at  four  stages:

* critical raw material qualification B testing is performed on samples of raw material obtained from a qualified vendor. If the sample meets the specifications (which are equivalent to improved performance compared to control or previously released lot of materials), purchase bulk quantity. If the sample does not meet specifications, reject the material and obtain additional samples for testing.

* in process testing B testing is performed at the bulk reagent stage, which refers to the final reagent not yet filled into vials or bottles, to assure performance at that level. Testing at this stage allows for the bulk reagent to be adjusted as needed if performance does not meet specifications. After testing is done in accordance to the testing protocol against a previously released lot of material, the data is reviewed with the Quality Control Manager and the Manufacturing Chemist which will then either be approved for release for filling/ labelling or the reagent adjusted accordingly if testing does not meet specification.

* final component quality control testing B testing is performed after the reagent is bottled which will make up the final kit configuration for distribution. The component is tested against a previously released lot of material.

* final kit quality control testing B testing is performed on the final kit configuration containing the component lots selected to make up the final kit. If testing meets specification, the kit will be released for packaging and distribution. If it does not meet specifications, then re-work accordingly and perform additional quality control testing. If re-work is not possible or is unsuccessful, the lot will be rejected.

     All documentation of the quality control testing will have to be filed and maintained by Quality Assurance.

GOVERNMENT  REGULATION

     SGBI and its subsidiaries are, and will continue to be, subject to governmental regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and other similar laws of general application, as to all of which SGBI believes it and its subsidiaries are in material compliance. Any future of, and the cost of compliance with, these laws and regulations could have a material adverse effect on the business, financial condition, and results of operation of SGBI and its subsidiaries.

     Because of the nature of the operations of SGBI and its subsidiaries and the use of hazardous substances and their ongoing research and development and manufacturing activities, SGBI and its subsidiaries are subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacturing, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. Although it is believed that SGBI and its subsidiaries are in material compliance with all applicable governmental and environmental laws, rules, regulations and policies, there can be no assurance that the business, financial conditions, and results of operations of SGBI and its subsidiaries will not be materially adversely affected by current or future environmental laws, rules, regulations and policies, or by liability occurring because of any past or future releases or discharges of materials that could be hazardous.

     Additionally, the clinical testing, manufacture, promotion and sale of a significant majority of the products and technologies of the subsidiaries, and to a much less extent to SGBI, if those products and technologies are to be offered and sold in the United States, are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state regulatory agencies. Additionally, to the extent those products and technologies are to be offered and sold in markets other than the United States, the clinical testing, manufacture, promotion and sale of those products and technologies will be subject to similar regulation by corresponding foreign regulatory agencies. In general, the regulatory framework for biological health care products is more rigorous than for non-biological health care products. Generally, biological health care products must be shown to be safe, pure, potent and effective. There are numerous state and federal statutes and regulations that govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising, distribution and promotion of biological health care products. Non-compliance with applicable requirements can result in, among other things, fines, injunctions, seizures of products, total or partial suspension of product marketing, failure of the government to grant pre-market approval, withdrawal of marketing approvals, product recall and criminal prosecution. Although the Company has three of its four ELISA kits cleared by the FDA. Its lead product in the diagnostics area, CDT test, has not yet been cleared by the FDA. The competitor who sells another CDT test in significantly larger quantities does not have FDA clearance either. Although, the Company may have certain regulatory risks in offering this product to one American laboratory, who uses this test for life insurance application, the legality for distributing this product for such purposes is unclear. On the other hand, there are number of diagnostic companies who have and still do distribute products as "for research use only" with sales and capitalization much larger than that of the Company.

YEAR  2000  COMPLIANCE

     The Y2K issue has arisen from the fact that some computer systems operate on 2-digit year element and so are unable to make the proper transition from year 1999 to year 2000 or process dates for the year 2000 and thereafter. This problem affects information technology and all systems and equipment that rely on embedded electronic chip technology. SGBI understands "Y2K Compliance" to mean that the performance and functionality of its critical equipment or systems will not be affected by data relating to dates prior to, during and after the year 2000.

     SGBI has set up a Y2K committee, comprising Mr Joerg Alte and Mr John Kiang to review the extent of SGBI's exposure to the Y2K problem and to plan and oversee systematic procedures to be taken to ensure that SGBI is Y2K ready.

     SGBI's manufacturing process use very little date related computerization. The only area where date arithmetic is used pertains to simple calculations of assigning the expiration date from the expiration interval. SGBI has tested the programs and have the assurances that the software programs that SGBI uses are 100% Y2K complaint as claimed by the software manufacturers. SGBI is currently Y2K ready.

     There can be no absolute assurance that problems will not be encountered. The full impact on SGBI of any failure of systems and products of SGBI or third parties is not known at this juncture. Nevertheless, based on current knowledge, SGBI does not anticipate the Y2K issue to have any significant impact on SGBI's business, cost and revenues as the Y2K issue will be addressed through planned corrections and replacement of equipment and computer systems.

COMPETITION

IMMUNODIAGNOSTIC  KITS




TYPE OF IMMUNODIAGNOSTIC KIT                                 COMPETITORS

Intact-PTH  on the ELISA Microplate format                   DPC
 (2nd Generation)                                            Nichols Institute Diagnostics
                                                             Diagnostic Systems Laboratories
                                                             Bio Rad
                                                             IncStar (owned by DiaSorin)

Intact-PTH IRMA                                              Nichols

ACTH ELISA                                                   DPC
                                                             Nichols Institute Diagnostics
                                                             Diagnostic Systems Laboratories
                                                             CIS
                                                             IncStar (now owned by DiaSorin)
                                                             Euro Diagnostics

Calcitonin ELISA                                             Nichols Institute Diagnostics
                                                             DPC
                                                             Mitsubishi
                                                             IncStar (now owned by DiaSorin)
                                                             Diagnostic Systems Laboratories

CDT                                                          Axis Biochemical


                                       22

Erythropoietin ELISA                                         Amgen
                                                             Nichols Institute
                                                             Diagnostic Systems Laboratories

CRP                                                          BMC/ Hitachi
                                                             Beckman

Microalbumin quantitative test via TIA                       BMC/ Hitachi
                                                             Beckman
                                                             DPC


     The market for the products and technologies of SBGI is highly competitive, and SBGI expects competition to increase. SBGI will compete with many other health care research product suppliers, most of which will be larger than SBGI. Some of the competitors of SBGI offer a broad range of equipment, supplies, products and technology, including many of the products and technologies contemplated to be offered by SBGI. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular product or technology, the competitors of SBGI may have an advantage over SBGI with respect to products and technologies first developed by such competitors. Additionally, many of the competitors of SBGI have, and will continue to have, greater research and development, marketing, financial and other resources than SBGI and, therefore, represent and will continue to represent significant competition in the anticipated markets of SBGI. As a result of their size and the breadth of their product offerings, certain of these companies have been and will be able to establish managed accounts by which, through a combination of direct computer links and volume discounts, they seek to gain a disproportionate share of orders for health care products and technologies from prospective customers. Such managed accounts present significant competitive barriers for SBGI. It is anticipated that SBGI will benefit from their participation in selected markets which, as they expand, may attract the attention of the competitors of SBGI.

     Since the diagnostic industry in general faces severe competition, SBGI intended to select opportunities in which the price competition was less severe and the potential return was attractive. To date, the Company has realised some meaningful sales for CDT kits and therefore believes that its strategy has succeeded. However, the Company's strategy of selling niche endocrine test kits has not yet succeeded. The Carbohydrate-Deficient Transferrin test was one such rare market opportunity in the crowded diagnostic industry.

     The competition in the US $ 20 billion diagnostic business is fierce, mainly dominated by the large pharmaceutical and larger established biotechnology companies such as Abbott Laboratories, Hoffmann La Roche etc.

     For its CDT kits, the Company's only competitor is Axis Biochemicals, ASA, in Oslo, Norway which has entered into European and distributorship arrangements with Bio Rad Laboratories, Inc. and Boehringer Mannheim Corporation/Roche Diagnostics. Large competitors with complete automation with proprietary instrumentation have offered packaged reagent rental programs to potential customers, for which the use of instrument is not paid by the customers except for some small commitment to purchase the products. Recently, these large companies decided to offer such programs to end-users which only need to purchase small quantities of kits, about 3 kits per month or about U.S. $900 per month, in order either to increase or retain its market share. It is believed that the profit margin of the in vitro diagnostics industry has eroded significantly in recent years or even months.

BLOOD  VOLUME  SUBSTITUTE

     In the business of blood volume substitute, there are at least six companies who have obtained substantial capitalization either through equity funding or through acquisition by large corporations, such as Baxter International acquiring Somatogen. Other future competitors are Hemosol Inc. in Canada, Northfield, Alliance Pharmaceutical and Enzon. Nearly all these companies have already made strategic marketing alliances with large companies with established marketing and distribution channels, such as Johnson and Johnson, Eli Lilly and Company, and Pharmacia/Upjohn. Most of these companies have already proceeded to Clinical Trial Phase II with the FDA. However, the management of the Subsidiaries anticipate to withstand this competition by developing well-characterized and differentiated products in unique formulations which could capture some of the market as a new generation of oxygen carrier/additives to address the markets of artificial blood volume substitutes as well as the potential new market of therapeutics for oxygen deficiencies. There can be no assurances that the management's objectives can be achieved.

BLOOD  ADDITIVE

     In the business of blood additive, SBTAG is not aware of any existing or potential competitors.

GLUCOSE  SENSOR

     The Company is not aware of any glucose sensing implants available in the marketplace. However, Johnson & Johnson has a significant market share in the in vitro glucose measuring device, using a small amount of blood from finger tips. Other large companies, such as Abbott Laboratories, Inc. also have similar in vitro glucose measuring devices on the market. On devices close to an implantable glucose sensor, MiniMed Inc. of Sylmar, CA has submitted to FDA a Notification on a Continuous Glucose Sensor For Diabetes in December, 1997. MiniMed Inc. announced its intention to produce and market this product. It expects to utilize the sensor for a series of products, the first two of which will be a physician diagnostic device and an alarm product to warn people with diabetes of dangerously low glucose levels. However, the reagents for the MiniMed's sensor are stable for only three days. By contrast to the objective of an implantable long term glucose sensor by GMTAG, the MiniMed's sensor does not solve the problem in the long term.

COMPETITIVE  STRENGTHS

     The Directors are of the view that SBGI's competitive strengths are as follows:

*    Experienced  professional  team.  Sangui  is  operated  and  managed  by
     -------------------------------
professionals  with  significant  experience in various health care sciences and
     ----
technologies. There is a dedicated team of scientists led by Professor Barnikol in the development of the glucose sensor and oxygen carrier which has seen good progress. For the immunodiagnostic business, improvements in their existing diagnostic kits e.g. the Chrono Alco I.D kit has seen the Group being ranked by opinion leaders as being the "best CDT kit in the market". Staff in SGBI I are able to improve their immunodiagnostic kits as they have a strong understanding of the immunodiagnostic industry and its competitive market. Further, having cultivated good relationships with outside collaborators which have technical and/ or marketing strengths, SBT is able to get Their wide ranging experiences in academic and applied sciences, as well as their knowledge of industries and markets, will drive the Group's advancement in its product development.

*    Placing  emphasis on technology and quality.  The immunodiagnostic business
     -------------------------------------------
is very competitive and SBT seeks to continuously innovate and deliver new technology designs. For instance, its second generation ELISA format is an improved one step sandwich reaction assay and reduces labor time and costs for the end user. Unlike other ELISA kits which typically require a 2-step incubation and washing in the sandwich reaction, only a single step incubation is needed in our second generation ELISA.

*    Efficiency  of  operations.  SGBI  is  a  lean  organization  as  staff are
     --------------------------
multi-tasked  and  are able to perform many functions minimising layers of upper
     --
to middle management. Due to the size of the organization, there is more sharing of research and development amongst SBTAG and GMTAG. SGBI is able to respond to customers immediately and there is zero to minimal customer backorders.

MARKET  FOR  SGBI'S  SECURITIES

        SGBI has been a non-reporting publicly traded company. SGBI's common stock is presently traded on the OTC Bulletin Board operated by Nasdaq under the symbol SGBIE. SGBI has not become or otherwise been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. SGBI is required to become a reporting company by the close of business on April 5, 2000 or no longer be listed on the OTC Bulletin Board. SGBI effected the stock exchange transaction with Felnam on March 30, 2000 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the over-the-counter bulletin board.

     The following table sets forth the high and low closing prices for shares of SGBI common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
                                       CLOSING  PRICES
      YEAR     PERIOD                HIGH        LOW
     -----     ------                ----       ----
     2000     First  quarter         $5.00      $2.00

     1999     First  quarter         $4.75      $2.75
              Second  quarter        $3.06      $2.06
              Third  quarter         $4.19      $2.00
              Fourth  quarter        $3.63      $1.50

     1998     Second  quarter        $1.69      $1.31
              Third  quarter         $2.25      $1.31
              Fourth  quarter        $13.50     $1.13

     In addition to freely tradeable shares, SGBI has numerous shares of common stock outstanding which could be sold pursuant to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of the current directors and executive officers of SGBI who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Our  directors  are  as  follows:



NAME . . . . . . . . . . .  AGE                 ADDRESS             RESIDENCE          CURRENT POSITION

Prof. Wolfgang Barnikol. .  65            Arndtsr 8, D-58453        Germany          Chairman, Senior Vice
M.D., Ph. D.                              Witten, Germany                            President, Executive Director

Axel J. Kutscher            48            Deutschherrnufer 41,       Germany         Executive Director
                                          D-60554 Frankfurt
                                 . . . .  Germany

Helmut Kappes               42            Franz- Liszt- Str. 32a     Germany         Non-Executive Director
                                          D-46282 Dorsten
                                          Germany
Oswald Burkhard             49            Martinsgasse 1, D-67547    Germany         Non-Executive Director
M.D., Ph.D.                               Worms, Germany



     None of the Directors are related to one another. None of the independent Directors has a business or professional relationship with SGBI and/or the other Directors and substantial shareholders of the Company.

     The day-to-day operations of SGBI are entrusted to the Executive Directors of the Company who are assisted by a management team of key executive officers ("Executive Officers"). The particulars of the Executive Officers are set out below:




NAME . . . . . . . . . . .  AGE                 ADDRESS             RESIDENCE          CURRENT POSITION

Joerg Alte                  38            Kirchweig 18              Germany          President and Chief
                                          57642 Alpenrod                             Executive Officer
                                          Germany

Prof. Wolfgang Barnikol. .  65            Arndtsr 8, D-58453        Germany          Senior Vice President
M.D., Ph. D.                              Witten, Germany

Oswald Burkhard             49            Martinsgasse 1, D-67547    Germany         Vice President
M.D., Ph.D.                               Worms, Germany




     The business and working experience of the Directors and key Executive Officers of the Company are set out below:

     PROF. WOLFGANG K. R. BARNIKOL, M.D., PH.D., Chairman, Vice President and Executive Director of the Company, has studied chemistry, physics and medicine at the Universities of Munster, Aachen and Mainz, Germany. In 1961, he received a Diploma in chemistry from University of Mainz, Mainz, Germany. In 1964, he obtained the doctorate in physical chemistry (Dr. rer. nat.) and in 1973 the doctorate in medicine (Dr. med.) both from the University of Mainz, Mainz, Germany. In that same year, he also was appointed professor in medical physiology at University of Mainz, Mainz Germany. In 1996, Dr. Barnikol was awarded a specialist in medical physiology by the medical association of Rheinland-Pfalc, Germany. His research interest in physical chemistry focused on the polymerization of styrene and the determination of molecular weights of polymers with the electron microscope. Dr. Barnikol's research areas in medicine are: (i) respiration; and (ii) blood and circulation. In the field of respiration, he works on the functional analysis of the bronchial system and gas exchange. Moreover, he is engaged in the development of respiratory and skin oxygen sensors. In the field of blood and circulation, he works on the development of artificial oxygen carriers for medical use, which are based on polymerised soluble hemoglobins. As a third sphere of work, Dr. Barnikol is engaged in the development of an implantable glucose sensor for patients with diabetes Type I. Dr. Barnikol has published more than 100 scientific articles, a text book in physiology and a review on the situation of German universities. (Prof awards)

     OSWALD BURKHARD, M.D., PH.D., Vice President and Non-Executive Director of the Company, has more than 16 years of clinical experience in the diagnosis and treatment of hematological and oncological diseases. Since 1989, Dr. Burkhard has operated his own facilities in Worms, Germany, which specialize in hematology and oncology. His practice offers patients all diagnostic and therapeutic possibilities, necessary for internal oncology. From 1982 to 1989, Mr. Burkhard was trained in hematology and oncology at the University School of Medicine at Mainz, Mainz, Germany. During this time, he cared almost daily for patients with hematological or oncological problems. Additionally, he was trained in transfusion medicine. He became a specialist in internal medicine and hematology. He has significant experience in clinical trials. From 1975 to 1989, he worked at the Institute for Physiology at the University of Mainz, Mainz, Germany where he was involved in the physical chemistry of hemoglobin solutions and the measurement of oxygen by fluorescence quenching. In 1988, he obtained the Doctorate in Medicine from University of Mainz, Mainz, Germany. Dr. Burkhard received several patents for his scientific work. In 1989, he obtained the Tancre award of the University of Mainz, Mainz, Germany. Dr. Burkhard has studied chemistry, physics and medicine at the University of Mainz, Mainz, Germany. He received a diploma in Chemistry in 1973 from University of Mainz, Mainz, Germany. In 1976, he obtained the Doctorate in Physical Chemistry from University of Mainz, Mainz, Germany. During his thesis, Dr. Burkhard synthesized approximately 20 new compounds.

     AXEL J. KUTSCHER, Non-Executive Director of the Company and director of the Subsidiaries, SanguiBioTech AG and GlukoMediTech AG, brings to the Company experience 14 years in sales management from a variety of industries, including the German securities industry. From 1985 until 1987, Mr. Kutscher was a salesman at Deutsch-Amerikanische Corporation and International Stock Broker Corporation in Essen, Germany. From 1988 until 1991, Mr. Kutscher was an account executive in charge of marketing and research at Hetkamp and Partner GmbH, Gelsenkirchen, Germany. For the next two years, Mr. Kutscher was an account manager for several private clients in Frankfurt, Germany. After one year as the sales manager at Euro-Pacific Security Service GmbH & Co KG, Dusseldorf, Germany, in 1995 Mr. Kutscher became the Vice President and manager of EURO-AMERICAN GmbH, Mulheim, Germany.

     HELMUT KAPPES, Director of the Company, and Director of the Subsidiaries, SBTAG and GMTAG, brings to the Company 13 years experience in sales and general management from a variety of industries, including the German securities industry. In 1986, Mr. Kappes spent two years as a salesman at Deutsch-Amerikanische Corporation and International Stock Broker Corporation in Essen, Germany. From 1988 until 1991, Mr. Kappes was an account executive and salesman at Hetkamp and Partner GmbH, Gelsenkirchen, Germany. For the next two years, Mr. Kappes was a sport manager with Trotting Promotion GmbH, located in Gelsenkirchen, Germany. After one year as the sales manager at Euro-Pacific Security Service GmbH & Co KG, Dusseldorf, Germany, Mr. Kappes has been the Vice President and manager of EURO-AMERICAN GmbH, Mulheim, Germany since 1994.

     JOERG ALTE, President and Chief Executive Officer, is a German lawyer by training and practice. After studying law and passing his second state examination, he worked for more than 3 years at a German law office predominantly engaged in economic and corporate laws with clients mainly of public and private companies engaged in international businesses. Subsequently he was a legal advisor with a well-known German diagnostic company, where he also practised German and U.S. Securities laws.


EXECUTIVE  COMPENSATION

Summary  Compensation  Table

     The following SGBI summary compensation table shows certain compensation information for services rendered in all capacities for the three fiscal years ended December 31, 1998 and 1999. No executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                          SUMMARY COMPENSATION TABLE

                             Annual Compensation                        Long Term Compensation
                             -------------------                        -----------------------
                                                                     Awards                     Payouts
                                                                     ------                     -------

                                                                  Restricted      Securities
                                                   Other Annual     Stock         Underlying    LTIP     All Other
Name and                          Salary  Bonus    Compensation     Awards         Options     Payouts Compensation
Principal Position     Year        ($)     ($)        ($)            ($)           SARs (#)     ($)        ($)
------------------    ------     -------  -----   -------------   ----------      ----------   ------  ------------

 Wolfgang Barnikol      1999       -0-      -0-        -0-            -0-        3,000,000       -0-         -0-
  Chairman and
  Senior Vice President (1)

                        1998       -0-      -0-        -0-            -0-            -0-         -0-         -0-

 Joerg Alte             1999       -0-      -0-        -0-            -0-            -0-         -0-         -0-
  President and CEO (2)

                        1998       8,000    -0-        -0-            -0-            -0-         -0-         -0-

  John J. Kiang         1999       -0-      -0-        -0-            -0-            -0-         -0-         -0-
  Former President and
  Director (3)

                        1998      88,000    -0-        -0-            -0-            -0-         -0-         -0-

 Oswald Burkhard        1999       -0-      -0-        -0-            -0-            -0-         -0-         -0-
  Vice-President (4)
                        1998       -0-      -0-        -0-            -0-            -0-         -0-         -0-

 Patrick Onishi         1999      70,000    -0-        -0-            -0-            -0-         -0-         -0-
  Secretary
                        1998      70,000    -0-        -0-            -0-            -0-         -0-         -0-


(1) Professor Barnikol receives a yearly salary of an aggregtae $140,000 as President of the two German subsidiaries Sangui AG and Gluko AG. Professor Barnikol was issued 3,000,000 options to purchase common stock of the Company for $0.01 per share exercisable until June 30, 2009 in consideration for the transfer of all his patent rights to the Company.
(2) Joerg Alte receives a monthly fee of $8,000 as consultant of the subsidiaries.
(3) John J. Kiang was President, Chief Executive Officer and Director until November 1998.
(4) Oswald Burkhard receives a yaer compensation of approximately $6,000 as Vice-President of the two German subsidiaries.


Compensation  of  Directors

     To date, Directors of the Company have not received any compensation for serving in such capacity.

Employment  Agreements

     The Company has no existing employment agreements with its officers or key employees. Professor Barnikol has an agreement with the Company pursuant to which he is entitled to 3% royalties of gross revenues earned with any product based on his inventions.

CERTAIN  TRANSACTIONS

     Except as otherwise disclosed below, no Director, substantial shareholder or Executive Officer of the Company was or is interested in any transaction undertaken by SGBI within the last three years.

EA

     EA is a venture capital investment corporation organised and established in GermanyAxel Kutscher and Helmet Kappes, who are Directors and substantial shareholders of the Company, are also directors and shareholders of EA. On October 29, 1996, EA granted a loan of US$1,000,000 to SGBI. Pursuant to a Common Stock Conversion and Subscription Agreement dated March 24, 1997 between EA and SGBI, it was agreed that 10,000,000 shares at a conversion price of US$0.10 per Share be issued to EA, in satisfaction and full repayment of the said loan.

     During the period beginning March 24, 1997 up to June 10, 1999, the Company had received a total funding of US $4,922,500 from EA in consideration of the issuance of 16,750,000 shares at an average subscription price ranging from approximately US$0.20 to US$1.15 per share.

     In addition, on September 21, 1998, the Company issued 4,591,389 Shares to EA at a subscription price of US $0.50 per share in consideration of US $800,000 cash; the issue to the Company of 9,644,986 shares at US $0.10 per share in the capital of AMDL, Inc., a public company incorporated in the United States with its shares traded on OTCBB under the symbol AMDD; and an amount of US $531,197 in the form of a promissory note payable by EA in monthly instalments of US $24,267 at an interest rate of 9%. As at the date of the transaction, Axel Kutscher, one of the Executive Directors of the Company, was also a director of AMDL Inc. He has since resigned from the board of AMDL Inc.

Stock  Option  granted  in  favour  of  Professor  Wolfgang  Barnikol

     The Company entered into a stock option agreement which took effect on September 24, 1999, with Professor Wolfgang Barnikol, an Executive Director and substantial shareholder of the Company. The Professor was granted a share option of 3 million Shares at an exercise price of US$0.01 per share, in consideration of the assignment of his patent rights to the Company. The Professor is entitled to exercise the option at the point the Company completes the development of the artificial oxygen carrier or the implantable sensor and receives regulatory approval from either Germany, Singapore or the United States. The option shall terminate and cease to be exercisable on June 30, 2009 unless terminated earlier in accordance with the stock option agreement. The stock option agreement is governed under the laws of the State of California.

Rental  received  from  related  parties

     In fiscal year 1997, NOHIV, a biotechnology company of which Messrs Axel Kutscher and Helmut Kappes were former directors, rented some office space from SGBI's premises in Santa Ana for approximately three quarters of a year. The rental charge was based on prevailing market rates conducted on an arm's length basis.

Potential  conflict  of  interests

     None of the Directors, or Executive Officers has an interest in any company carrying on the same business or dealing in similar products. Details of internal control procedures undertaken or to be undertaken to ensure that the interested person transactions are carried out on an arm's length basis are as follows:
     all interested person transactions shall be summarised and submitted to the Audit Committee for regular and periodic review. Judgement as to whether the terms are at arm's length shall be based on the following considerations;
     when buying from an interested person, the prices and terms of at least two other comparative offers from third parties, contemporaneous in time. The purchase price shall not be higher than the most competitive price of the two other comparative offers from third parties;
     when selling to an interested person, the prices and terms of at least two other successful sales to third parties, contemporaneous in time. The sale price shall not be lower than the lowest sale price of the other two successful sales to third parties; and, before any agreement or arrangement that is not in the ordinary course of business of the Company or its subsidiaries is transacted, prior approval must be obtained from the Audit Committee.

     The considerations in sub-paragraphs above will allow for variation from the prices and terms of the comparative offers or, as the case may be, sales to the extent that the volume of trade, creditworthiness of the buyer, differences in service reliability or other relevant factors render justifiable and whether or not a comparative offer or, as the case may be, sale, contemporaneous in time, shall be judged on the reference to the volatility of the market for the goods and services in question.

     The Audit Committee will approve the internal control procedures and arrangements for all future interested person transactions to ensure that they are carried out on an arm's length basis and on normal commercial terms and will not be prejudicial to the Company's shareholders. Ratification of the records for all the interested person transactions to ensure that they comply with the internal control procedures will be carried out by the Audit Committee during its periodic review. The review includes the examination of the nature of the transaction and its supporting documents or such other data deemed necessary by the Audit Committee.


RISK  FACTORS

     An investment in SGBI involves significant risks associated with economic, business, market and financial factors and developments which may have adverse impacts on SGBI's future performance, including significant risks not normally associated with investing in equity securities of United States companiesPrior to making an investment decision, prospective investors should carefully read and consider, along with other matters referred to herein:

LIMITED  OPERATING  HISTORY  OF  THE  COMPANY

     The Company is a relatively new entity and owns all of the issued and outstanding capital stock of its subsidiaries. SGBI has limited operating histories upon which a significant evaluation of the Company's prospects can be made. The prospects of SGBI must be considered keeping in mind the risks, expenses, and difficulties frequently encountered in the establishment of a new business in an ever changing industry and the research, development, manufacture, commercialization, distribution, and commercialization of esoteric medical technology, procedures, and products and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that the efforts of SGBI will result in successful product commercialization. SGBI has been operating at a loss. Hence, the time frame for SGBI to achieve profitable operations is uncertain.

DEPENDENCE  ON  KEY  PERSONNEL

     The future success of SGBI will depend on the service of their key scientific personnel in its pharmaceutical chemistry and biochemistry departments and, when appropriate, computer hardware and software engineering, electrical and mechanical engineering and management personnel and, additionally, their ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of the activities of SGBI and there can be no assurance that SGBI will be able to attract and retain personnel necessary for the development of the business of SGBI. Because of the intense competition, there can be no assurance that SGBI will be successful in adding technical personnel if needed to satisfy the staffing requirements of the Subsidiaries. Failure to attract and retain key personnel could have a material adverse effect on SGBI.

     SGBI and its subsidiaries are dependent on the efforts and abilities of their senior management. The loss of various members from management could have a material adverse effect on the business and prospects of SGBI in particular SGBI will depend on the service of Professor Barnikol because he is instrumental in the research of oxygen carrier and glucose sensor. There can be no assurance that upon the departure of key personnel from the service of SGBI or its subsidiaries that suitable replacement personnel will be available.

FUTURE  CAPITAL  NEEDS  AND  UNCERTAINTY  OF  ADDITIONAL  FUNDING

     To achieve and maintain competitiveness of their products and technologies and to conduct costly and time-consuming research and development, SGBI will be required to raise substantial funds. SGBI reserves the right to offer sales of additional shares as private placements to potentially qualified investors.

     Thus, SGBI will require additional cash to implement their business strategies, including cash for: (i) payment of increased operating expenses;
(ii) payment of research and development expenses; and (iii) further implementation of those business strategies. Such additional capital may be raised by additional public or private financing, as well as borrowings and other resources. To the extent that additional capital is received by SGBI by the sale of equity or equity-related securities, the issuance of such securities will result in dilution to the Company's shareholders. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available, SGBI may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require SGBI to relinquish rights to certain of the technologies or product candidates that SGBI would not otherwise relinquish. The inability of the Company to access the capital markets or obtain acceptable financing could have a material adverse effect on the results of operations and financial condition of the Company. Moreover, if funds are not available from any sources, the Company may not be able to continue to operate.

LICENSES  AND  CONSENTS

     The utilization or other exploitation of the products and services developed by SGBI or its subsidiaries may require SGBI or its subsidiaries to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to the products and technologies of SGBI or its subsidiaries. In the event SGBI or its subsidiaries are unable, if so required, to obtain any necessary license or consent on terms which the management of SGBI or its subsidiaries consider to be reasonable, SGBI or its subsidiaries may be required to cease developing, utilizing, or exploiting products or technologies affected by those copyrights or similar rights. In the event SGBI or its subsidiaries is challenged by the holders of such copyrights or other similar rights, there can be no assurance that SGBI or its subsidiaries will have the financial or other resources to defend any resulting legal action, which could be significant.

TECHNOLOGICAL  FACTORS

     The market for the products and technology developed by SGBI is characterized by rapidly changing technology which could result in product obsolescence or short product life cycles. Similarly, the industry is characterized by continuous development and introduction of new products and technology to replace outdated products and technology. Accordingly, the ability of SGBI to compete will be dependent upon the ability of SGBI to provide new and innovative products and technology. There can be no assurance that competitors will not develop technologies or products that render the proposed products and technology of SGBI obsolete or less marketable. SGBI will be required to adapt to technological changes in the industry and develop products and technology to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds and resources, and SGBI does not have a source or commitment for any such funds and resources. Development efforts relating to the technological aspects of the various products and technologies to be developed by SGBI are not substantially completed. Accordingly, SGBI will continue to refine and improve those products and technologies. Continued refinement and improvement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization or significantly increased costs. In addition, there can be no assurance that those products and technologies will prove to be sufficiently reliable or durable in wide spread commercial application. The products or technologies to be developed by SGBI will be the result of significant research and development. Such research and development may result in errors which become apparent subsequent to wide spread commercial utilization. In such event, SGBI would be required to modify such products or technologies and continue with additional research and development, which may delay the plans of SGBI and cause SGBI to incur additional cost.

EARLY STAGE OF PRODUCT DEVELOPMENT; LACK OF COMMERCIAL PRODUCTS; NO ASSURANCE OF SUCCESSFUL PRODUCT DEVELOPMENT

     SGBI and its subsidiaries were founded to develop, manufacture, promote, and market: (i) immunodiagnostic kits; (ii) oxygen carrier which include a blood volume substitute or a blood additive and (iii) a glucose sensor product. To achieve profitable operations, SGBI independently or in collaboration with others, must successfully identify, develop, manufacture, and market proprietary products. SGBI has developed nine products for which sales are increasing but significantly below the level of achieving profitability or financial independence. Other potential products of SGBI are at various stages of research and development.

     The potential products of SGBI will require additional pre-clinical and clinical development, regulatory approval and additional investment prior to commercialization, either by SGBI independently or by others through collaborative arrangements. Potential products that appear to be promising at early stages of development may be ineffective or be shown to cause harmful side effects during pre-clinical testing or clinical trials, fail to receive necessary regulatory approvals, be difficult to manufacture, be uneconomical to produce, fail to achieve market acceptance or be precluded from commercialization by proprietary rights of others. There can be no assurance that any potential products will be successfully developed, prove to be safe and efficacious in clinical trials, satisfy applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or achieve commercial acceptance.

     All products and technologies under development by SGBI will require significant commitment of personnel and financial resources. Several products will require extensive evaluation and pre-marketing clearance by the FDA and comparable agencies in other countries prior to commercial sale. SGBI regularly re-evaluate their product development efforts. On the basis of these re-evaluations, SGBI may abandon development efforts for particular products. No assurance can be given that any product or technology under development will result in the successful introduction of any new product. The failure to introduce new products into the market on a timely basis could have a material adverse effect on the business, financial conditions or results of operation of SGBI.

     The technologies of SGBI have not yet been tested in humans and there can be no assurance that human testing of potential products based on such technologies will be permitted by regulatory authorities or, even if human testing is permitted, that products based on such technologies will be shown to be safe or efficacious. Potential products based on the technologies of SGBI are at an early stage of testing and there can be no assurance that such products will be shown to be safe or effective.

MARKET  ACCEPTANCE

     There can be no assurance that the products and technologies of SGBI will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient ( or substitute products developed) to permit SGBI to achieve or sustain market acceptance could have a material adverse effect on the business, financial condition, and results of operations of SGBI.

GOVERNMENT  REGULATION;  NO  ASSURANCE  OF  PRODUCT  APPROVAL

     The clinical testing, manufacture, promotion, and sale of biotechnology and pharmaceutical products are subject to extensive regulation by numerous governmental authorities in the United States, principally the FDA, and corresponding state and foreign regulatory agencies prior to the introduction of those products. Management of SGBI believes that many of the potential products of SGBI will be regulated by the FDA under current regulations of the FDA. Other federal and state statutes and regulations may govern or influence the testing, manufacture, safety, effectiveness, labeling, storage, record-keeping, approval, advertising, distribution and promotion of certain products developed by SGBI. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, seizure of products, suspensions of regulatory approvals, product recalls, operating restrictions, re-labeling costs, delays in sales, cessation of manufacture of products, the imposition of civil or criminal sanctions, total or partial suspension of product marketing, failure of the government to grant pre-market approval, withdrawal of marketing approvals and criminal prosecution.

     The FDA's requirements include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval requirements by the FDA and comparable foreign agencies. Although the time required for completing such testing and obtaining such approvals is uncertain, satisfaction of these requirements typically takes a number of years and varies substantially based on the type, complexity and novelty of each product. Neither SGBI nor its subsidiaries can accurately predict when product applications or submissions for FDA or other regulatory review may be submitted. The lengthy process of obtaining regulatory approval and ensuring compliance with appropriate federal statutes and regulations requires the expenditure of substantial resources. Any delays or failure by SGBI or its subsidiaries to obtain regulatory approval and ensure compliance with appropriate standards could adversely affect the commercialization of such products, the ability of SGBI to earn product or royalty revenue, and their results of operations, liquidity and capital resources.

     Pre-clinical testing is generally conducted in laboratory animals to evaluate the potential safety and effectiveness of a drug. The results of these studies are submitted to the FDA, which must be approved before clinical trials can begin. Typically, clinical evaluation involves a time consuming and costly three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile, the pattern of drug distribution and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical trials and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient.

     Clinical trials and the marketing and manufacturing of products are subject to the rigorous testing and approval processes of the FDA and foreign regulatory authorities. The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. There can be no assurance that SGBI will be able to obtain the necessary approvals to conduct clinical trials for the manufacturing and marketing of products, that all necessary clearances will be granted to SGBI or their licensors for future products on a timely basis, or at all, or that FDA review or other actions will not involve delays adversely affecting the marketing and sale of the products or SGBI. In addition, the testing and approval process with respect to certain new products which SGBI may seek to introduce is likely to take a substantial number of years and involve the expenditure of substantial resources. There can be no assurance that pharmaceutical products currently in development will be cleared for marketing by the FDA. Failure to obtain any necessary approvals or failure to comply with applicable regulatory requirements could have a material adverse effect on the business, financial condition or results of operations of SGBI. Further, future government regulation could prevent or delay regulatory approval of the products of SGBI.

     There can be no assurance as to the length of the clinical trial period or the number of patients the FDA will require to be enrolled in the clinical trials in order to establish the safety and effectiveness of the products of SGBI. SGBI may encounter significant delays or excessive costs in their efforts to secure necessary approvals, and regulatory requirements are evolving and uncertain. Future United States or foreign legislative or administrative acts could also prevent or delay regulatory approval of the products of SGBI. If commercial regulatory approvals are obtained, they may include significant limitations on the indicated uses for which a product may be marketed. In addition, a marketed product is subject to continual FDA review. Later discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product, or even the removal of the product from the market, as well as possible civil or criminal sanctions. Failure of SGBI to obtain marketing approval for any of their products under development on a timely basis, or FDA withdrawal of marketing approval once obtained, could have a material adverse effect on the business, financial condition and results of operations of SGBI.

     The steps required before a product may be marketed in the United States generally include pre-clinical studies and the filing of an investigational new product application with the FDA. Reports of results of pre-clinical studies and clinical trials for products are submitted to the FDA in the form of a product license application ("PLA") for approval for marketing and commercial shipment. Submission of a PLA does not assure FDA approval for marketing. The PLA review process may take a number of years to complete, although reviews of applications for treatments of life-threatening diseases may be accelerated or expedited. Failure of SGBI or its subsidiaries to receive FDA marketing approval for any of their products under development on a timely basis could have a material adverse effect on the business, financial condition and results of operations of SGBI. In addition to obtaining approval for each product, an establishment license application ("ELA") usually must be filed and approved by the FDA.

     Among the other requirements for ELA approval is the requirement that prospective manufacturers conform to the FDA's Good Manufacturing Practices ("GMP") requirements. In complying with the FDA's GMP requirements, manufacturers must continue to spend time, money and effort in production record-keeping and quality control to assure that the product meets applicable specifications and other requirements. Failure to comply with the FDA's GMP requirements subjects the manufacturer to possible FDA regulatory action. There can be no assurance that SGBI or its subsidiaries or their contract manufacturers, if any, will be able to maintain compliance with the FDA's drug GMP requirements on a continuing basis. Failure to maintain such compliance could have a material adverse effect on the business, financial condition and results of operations of SGBI.

     Another requirement for many products is lot-by-lot release approval, which necessitates FDA approval of the release of each lot of a biologic drug before commercialization. The lot-by-lot release and ELA requirements may be applied to some or all of the potential products of SGBI. Recently, the FDA amended its regulations to permit certain products to be eligible for approval under a product license that does not entail lot-to-lot release and establishment licensing requirements. There can be no assurance that any of the products of SGBI will be eligible for approval under a single product license or otherwise be subject to less rigorous regulation than traditional products.

     There can be no assurance that any approval will be granted on a timely basis, or at all; that the FDA will not require post-marketing testing and surveillance to monitor the product and continued compliance with regulatory requirements; that the FDA will not require the submission of any lot of any product for inspection and will not restrict the release of any lot that does not comply with the FDA; that the FDA will not otherwise order the suspension of manufacturing, recall or seizure of products; or that the FDA will not withdraw its marketing clearance of any product if compliance with regulatory standards is not maintained or if problems concerning safety or effectiveness of the product are discovered following approval.

     Any party that manufactures therapeutic or pharmaceutical products is required to adhere to applicable standards for manufacturing practices and to engage in extensive record keeping and reporting. Any manufacturing facilities of SGBI are subject to periodic inspection by state and federal agencies, including the FDA and comparable agencies in foreign countries.

     The effect of governmental regulation may be to delay the marketing of new products for a considerable period of time, to impose costly requirements on the activities of SGBI or to provide a competitive advantage to other companies that compete with SGBI. There can be no assurance that FDA or other regulatory approval for any products developed by SGBI will be granted on a timely basis, if at all or, if granted, that compliance with regulatory standards will be maintained. Adverse clinical results by SGBI could have a negative impact on the regulatory process and timing. A delay in obtaining, or failure to obtain, regulatory approvals could preclude or adversely affect the marketing of products and the liquidity and capital resources of SGBI. The extent of potentially adverse governmental regulation that might result from future legislation or administrative action cannot be predicted.

     There can be no assurance that the FDA will not change its position with regard to the safety or effectiveness of the products of SGBI or that the FDA will agree with the position of SGBI regarding the regulators or status of their products. In the event that the FDA takes a contrary position regarding any of the products of SGBI, SGBI may be required to change its labeling or formulation or possibly cease manufacture and marketing of such products. In addition, even prior to any formal regulatory action, SGBI could decide voluntarily to cease distribution and sale, or to recall, any of its products if concern about the safety or efficacy of any of their products were to develop. Any such action could have a material adverse effect on the business, financial condition or results of operations of SGBI.

     There can be no assurance that unacceptable toxicities or side effects will not occur at any time in the course of human clinical trials or, if any products are successfully developed and approved for marketing, during commercial use of the products of SGBI. The appearance of any such unacceptable toxicities or side effects could interrupt, limit, delay or abort the development of any of the products of SGBI or, if previously approved, necessitate their withdrawal from the market. Furthermore, there can be no assurance that disease resistance will not limit the effectiveness of potential products.

SGBI will be subject to foreign regulatory authorities governing clinical trials and product sales if they seek to market their products outside the United States. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from country to country and the time required may be longer or shorter than that required for FDA approval. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval set forth above, and approval by the FDA does not ensure approval by the health authorities of any other country. There can be no assurance that any foreign regulatory agency will approve any product submitted for review by SGBI.

     SGBI is subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with its research work. The extent and character of governmental regulation that might result from future legislation or administrative action cannot be accurately predicted.

INTENSE  COMPETITION

     Competition in the biotechnology and pharmaceutical industries is intense and is expected to increase. SGBI and its subsidiaries compete directly with the research departments of biotechnology and pharmaceutical companies, chemical companies and, possibly, joint collaborations between chemical companies and research and academic institutions. Management of SGBI is aware that other companies and businesses have developed and are in the process of developing technologies and products which will be competitive with the products and technologies developed and offered by SGBI. The biotechnology and pharmaceutical industries continue to undergo rapid change. There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which have been or are being developed by SGBI or which would render the technology and products of SGBI obsolete. Many of the competitors of SGBI have substantially greater experience, financial and technical resources and production, marketing and development capabilities than SGBI. Accordingly, certain of those competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than SGBI. If SGBI commence commercial sales of their products, they will also be competing with respect to manufacturing efficiency and sales and marketing capabilities, areas in which it has no experience.

     Historically, biotechnology and pharmaceutical companies have maintained close control over their research activities, including the synthesis, screening and optimization of chemical compounds. Academic institutions, governmental agencies and other research organizations are also conducting research in areas in which SGBI and its subsidiaries are working, either on their own or through collaborative efforts. In addition, SGBI and its subsidiaries compete with several alternative technologies. The processes of SGBI and its subsidiaries may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of the competitors of SGBI. There can be no assurance that the existing approaches of the competitors of SGBI and its subsidiaries or new approaches or technology developed by those competitors will not be more effective than those of SGBI.

UNCERTAINTIES  ASSOCIATED  WITH  PATENTS  AND  PROPRIETARY  RIGHTS

     The success of SGBI and its subsidiaries may depend in large part on their ability to obtain patents for their technologies and products, if any, resulting from the application of such technologies, to defend patents once obtained and to maintain trade secrets, both in the United States and in foreign countries. The success of SGBI will also depend upon avoiding the infringement of patents issued to competitors. There can be no assurance that SGBI will be able to obtain patent protection for products based upon the technology of SGBI. Moreover, there can be no assurance that any patents issued to SGBI or its subsidiaries will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to SGBI. Litigation, which could result in substantial cost to SGBI, may be necessary to enforce the patent and license rights of SGBI or to determine the scope and validity of its and others' proprietary rights.

     Due to the length of time and expense associated with bringing new products through development and the length of time required for the governmental approval process, the biotechnology and pharmaceutical industries have traditionally placed considerable importance on obtaining and maintaining patent and trade secret protection for significant new technologies, products and processes. The enforceability of patents issued to biotechnology and pharmaceutical firms can be highly uncertain. Federal court decisions establishing legal standards for determining the validity and scope of patents in the field are in transition. In addition, there can be no assurance that patents will be issued or, if issued, any such patents will afford SGBI protection from infringing patents granted to others.

     A number of biotechnology and pharmaceutical companies, and research and academic institutions, have developed technologies, filed patent applications or received patents on various technologies that may be related to the business of Sangui and its Subsidiaries. Some of these technologies, applications or patents may conflict with the technologies of SGBI. Such conflicts could also limit the scope of the patents, if any, that SGBI or its subsidiaries may be able to obtain or result in the denial of the patent applications of SGBI.

     The lead product in SGBI's immunodiagnostic business segment pertains to a Carbohydrate-Deficient Transferrin (CDT) serum (blood) test. The Company was selling a CDT kit in small quantities since 1997. Later, the Company has successfully developed a second assay, which has been registered as a trademark in Germany as ChronAlco I.D.

     Pharmacia/Upjohn owns a patent on the isolation of CDT isoforms and announced in November 1998 that it would discontinue this product for distribution in Germany effective in 1999. A second and smaller competitor, Axis Biochemicals, ASA ("Axis"), has a U.S. patent granted and expects a German or European patent granted for a competing product. Pharmacia/Upjohn advised their customers to obtain the product from Bio Rad laboratories, which distributes one version of the Axis product on an exclusive basis.

     The Company believes that this second assay should be relatively more resistant to the current claims of the Axis patent application. The Company's German and American patent attorneys both estimate that mostly likely the Company should prevail if and when the ChronAlco I.D. is challenged by the Company's competitor. However, there can be no assurance that SGBI will not become involved in patent infringement litigation with Axis regarding the sale of SGBI's original version of the CDT test. Despite the assurances from the patent attorneys, the possibility that the Company may lose in a patent law-suit, no matter how remote, can still exist. The Company has provided $25,000 for the potential costs associated with legal fees for the exposure resulting from the relative small volume of sales of the Company's first CDT
kit.   Litigation  generally  and  patent  litigation  in  particular  is  time consuming and costly. In the event SGBI becomes involved in litigation, unless such litigation is resolved quickly, the resources of SGBI may be utilized to pay the costs and fees incurred in such litigation. Thus, the resources of SGBI to pursue research and development of the products of SGBI could be reduced by a significant amount. The Company has ceased to sell the first version of the CDT kit to minimize the legal exposure.

     Many of the competitors of SGBI have, or are affiliated with companies having, substantially greater resources than SGBI, and such competitors may be able to sustain the costs of complex patent litigation to a greater degree and for longer periods of time than SGBI. Uncertainties resulting from the initiation and continuation of any patent or related litigation could have a material adverse effect on the ability of SGBI to compete in the marketplace pending resolution of the disputed matters. Moreover, an adverse outcome could subject SGBI to significant liabilities to third parties and require SGBI to license disputed rights from third parties or cease using the technology. In the event that third parties have or obtain rights to intellectual property or technology used or needed by SGBI, there can be no assurance that any licenses would be available to SGBI or would be available on terms reasonably acceptable to SGBI.

     SGBI may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although SGBI has taken steps to protect their unpatented trade secrets and technology, in part through the use of confidentiality agreements with their employees, consultants and certain of its contractors, there can be no assurance that: (i) these agreements will not be breached; (ii) SGBI would have adequate remedies for any breach; or (iii) the proprietary trade secrets and know-how of SGBI will not otherwise become known or be independently developed or discovered by competitors.

RISK  OF  PRODUCT  LIABILITY;  POTENTIAL  UNAVAILABILITY  OF  INSURANCE

     The business of SGBI will expose it to potential product liability risks that are inherent in the testing, manufacturing and marketing of human pharmaceutical and therapeutic products. SGBI does not currently have product liability insurance, and there can be no assurance that SGBI will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will be adequate to cover potential product liability claims or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect the business, financial condition and results of operations of SGBI. SGBI face an inherent business risk of exposure to product liability and other claims in the event that the development or use of its technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that SGBI will avoid significant product liability exposure. While SGBI have taken, and will continue to take, what they believe are appropriate precautions, there can be no assurance that they will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by SGBI. A product liability claim could have a material adverse effect on the business, financial condition and results of operations of SGBI.

UNCERTAINTIES  RELATING  TO  PRICING  AND  THIRD-PARTY  REIMBURSEMENT

     The operating results of SGBI may depend in part on the availability of adequate reimbursement for the products of SGBI from third-party payers, such as government entities, private health insurers and managed care organizations. Third-party payers are increasingly seeking to negotiate the pricing of medical services and products. In some cases, third-party payers will pay or reimburse a user or supplier of a product for only a portion of the purchase price of the product. In the case of the products of SGBI, payment or reimbursement by third-party payers of only a portion of the cost of such products could make such products less attractive, from a cost perspective, to users, suppliers and physicians. There can be no assurance that reimbursement, if available, will be adequate. Moreover, certain of the products of SGBI may not be of type generally eligible for third-party reimbursement. If adequate reimbursement levels are not provided by government entities or other third-party payers for the products of SGBI, the business, financial condition and results of operations of SGBI would be materially adversely affected. A number of legislative and regulatory proposals aimed at changing the nation's health care system have been proposed in recent years. While SGBI cannot predict whether any such proposals will be adopted, or the effect that any such proposal may have on its business, such proposals, if enacted, could have a material adverse effect on the business, financial condition or results of operations of SGBI.

RISK  OF  PRODUCT  RECALL;  PRODUCT  RETURNS

     Product recalls may be issued at the discretion of SGBI, the FDA or other government agencies having regulatory authority for product sales and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect the business, financial condition or results of operations of SGBI. There can be no assurance that future recalls or returns would not have a material adverse effect upon the business, financial condition and results of operations of SGBI.

RISKS  OF  INTERNATIONAL  SALES  AND  OPERATIONS

     SGBI's results of operations are subject to fluctuations in the value of the German Deutschmark against the U.S. dollar due to SGBI's German subsidiaries. Although management of SGBI will monitor exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the results of operations or financial condition of SGBI. In the future, SGBI could be required to sell its products in other currencies, which would make the management of currency fluctuations more difficult and expose SGBI to greater risks in this regard.

     The products of SGBI will be subject to numerous foreign government standards and regulations that are continually being amended. Although SGBI will endeavour to satisfy foreign technical and regulatory standards, there can be no assurance that the products of SGBI will comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for SGBI to redesign its products to comply with such standards or regulations. The inability of SGBI to design or redesign products to comply with foreign standards could have a material adverse effect on SGBI's business, financial condition and results of operations.

LACK  OF  COMMERCIAL  MANUFACTURING  AND  MARKETING  EXPERIENCE

     SGBI have not yet manufactured their products, other than their nine in vitro immunodiagnostic products, in commercial quantities. Its subsidiaries will be engaged in manufacturing pharmaceutical products which will be subject to much more stringent regulatory requirements, as compared to the in vitro diagnostic products engaged by the SGBI U.S. Diagnostic Division. No assurance can be given that its subsidiaries, on a timely basis, will be able to make the transition from manufacturing clinical trial quantities to commercial production quantities successfully or be able to arrange for contract manufacturing. SGBI and its subsidiaries have no experience in the sales, marketing and distribution of products. There can be no assurance that SGBI will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

     The manufacture of the products of SGBI involves a number of steps and requires compliance with stringent quality control specifications imposed by SGBI and by the FDA. Moreover, SGBI's products can only be manufactured in a facility that has undergone a satisfactory inspection by the FDA. For these reasons, SGBI would not be able quickly to replace its manufacturing capacity if it were unable to use its manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with the FDA's GMP requirements and the non-compliance could not be rapidly rectified. The inability or reduced capacity of SGBI to manufacture their products would have a material adverse effect on SGBI's business and results of operations.

     SGBI may enter into arrangements with contract manufacturing companies to expand its production capacities in order to satisfy requirements for its products, or to attempt to improve manufacturing efficiency. If SGBI chooses to contract for manufacturing services and encounters delays or difficulties in establishing relationships with manufacturers to produce, package and distribute its finished products, clinical trials, market introduction and subsequent sales of such products would be adversely affected. Further, contract manufacturers must also operate in compliance with the FDA's GMP requirements; failure to do so could result in, among other things, the disruption of product supplies.

HAZARDOUS  MATERIALS  AND  ENVIRONMENTAL  MATTERS

     The research and development processes of SGBI involves the controlled storage, use and disposal of hazardous materials and radioactive compounds. SGBI is subject to federal, state and local laws and regulations governing the use, generation, manufacturing, storage, handling, and disposal of such materials and certain waste products. Although SGBI does not currently manufacture commercial quantities of its product candidates, it produces limited quantities of such products for its clinical trials and SGBI intends to manufacture commercial quantities of its products. Although SGBI believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, SGBI could be held liable for any damages that result, and any such liability could exceed the resources of SGBI. There can be no assurance that SGBI will not be required to incur significant costs to comply with current or future environmental laws and regulations nor that the operations, business or assets of SGBI will not be materially or adversely affected by current or future environmental laws or regulations.

UNCERTAINTY  IN  THE  HEALTH  CARE  INDUSTRY

     The health care industry is subject to changing political, economic and regulatory influences that will affect the procurement practices and operation of health care organizations. Changes in current health care financing and reimbursement systems could result in the need for unplanned product enhancements, in delays or cancellations of product orders or shipments or in the revocation of endorsement of the products of SGBI. Any of such occurrences could have a material adverse effect on SGBI's business, financial condition and results of operations. During the past several years, the United States health care industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates. Certain proposals to reform the United States health care system are periodically under consideration by Congress. These programs may contain proposals to increase government involvement in health care and otherwise change the operating environment for the customers of SGBI. Health care organizations to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments in cost containment tools and related technology such as the products of SGBI. SGBI cannot predict what impact, if any, such factors might have on its business, financial condition and results of operations. In addition, many health care providers are consolidating to create integrated health care delivery systems with greater regional market power. As a result, these emerging systems could have greater bargaining power, which may lead to price erosion of the products of SGBI. The failure of SGBI to maintain adequate price levels would have a material adverse effect on SGBI's business, financial condition and results of operations. Other legislative or market-driven reforms could have unpredictable effects on SGBI's business, financial condition and results of operations.

DEPENDENCE  ON  THIRD  PARTY  PROVIDERS

     SGBI may become dependent upon various third parties for one or more significant services or components required for the products or technology developed by SGBI, which services or components, will be provided to SGBI pursuant to agreements with such providers. In as much as the capacity for certain services and components by certain third parties may be limited, the inability of SGBI, for economic or other reasons, to continue to receive services or components from existing providers or to obtain similar components or services from additional providers could have a material adverse effect on SGBI, e.g. in developing the long term implantable glucose sensor, the Company requires the availability of microelectronic components developed by third party.

DEPENDENCE  ON  MAJOR  CUSTOMERS

     The Company has a relatively small customer base. The Company's four largest customers, Biodiagnostic GmbH, DPC Biermann GmbH, Heritage Labs, Peninsular Laboratories, Inc. accounted for 82% of sales for the six months ended June 30, 1999. Although the Company is currently the supplier of certain immunodiagnostic kits to these customers, there is no assurance that the Company will continue to be the supplier or the supplier of choice. In the event that the Company loses the business from any of its major customers, this would have a significant negative impact on the Company's sales.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Successor  Issuer  Election.

     Upon execution of the Exchange Agreement and delivery of the SGBI shares to MRC as the sole shareholder of Felnam, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, SGBI became the successor issuer to Felnam for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective March 30, 2000.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

        Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of SGBI for the fiscal years ending December 31, 1998 and June 30, 1999 are included herein in reliance on the report of Jones, Jenson & Company, our independent public accountant. The unaudited financial statements of SGBI for the six months ended December 31, 1999 are also included herein.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

                                    CONTENTS


Independent  Auditors'  Report  . . . . . . . . . . . .      3

Consolidated  Balance  Sheet . . . . . . . . . . . . ..      4

Consolidated  Statements  of
  Operations and Comprehensive Income (Loss) . . . . .       5

Consolidated  Statements  of
 Stockholders'  Equity  . . . . . . . . . . . . . . . .      6

Consolidated  Statements  of
 Cash  Flows . . . . . . . . . . . . . . . . . . . . .       8

Notes  to  the  Consolidated
 Financial  Statements . . . . . . . . . . . . . . . .      10

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To  the  Board  of  Directors
Sangui  BioTech  International,  Inc.
(A  Development  Stage  Company)
Santa  Ana,  California

We have audited the accompanying consolidated balance sheet of Sangui BioTech International, Inc. (a development stage company) as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1997 and from inception on August 2, 1996 through December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Sangui BioTech, Inc., a consolidated subsidiary, for the year ended December 31, 1996 whose statements reflect total assets consisting of $122,017 of the related consolidated total of $255,099. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it related to the amounts included for Sangui USA, is based solely upon the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sangui BioTech International, Inc. (a development stage company) as of December 31, 1998 and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and from inception on August 2, 1996 through December 31, 1998, in conformity with generally accepted accounting principles.



Jones,  Jensen  &  Company
Salt  Lake  City,  Utah
March  31,  1999

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                     ASSETS
                                     ------





                                       December 31,
                                               1998
                                       -------------
CURRENT ASSETS

Cash                                   $   1,401,851
Accounts receivable                           21,773
Inventory (Note 2)                            39,886
Prepaids                                     113,140
                                       -------------

Total Current Assets                       1,576,650
                                       -------------

PROPERTY AND EQUIPMENT - NET (Note 3)        597,561
                                       -------------

OTHER ASSETS

Marketable securities (Note 4)               116,345
Patents and licenses                          36,896
Other assets                                  20,579
                                       -------------

Total Other Assets                           173,820
                                       -------------

TOTAL ASSETS                           $   2,348,031
                                       =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------





CURRENT LIABILITIES

Accounts payable                                              $   24,267
Accrued expenses                                                  60,022
Stock subscriptions (Note 6)                                     675,000
                                                              -----------

Total Current Liabilities                                        759,289
                                                              -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

Preferred stock: no par value; 5,000,000 shares authorized,
 505,000 shares issued and outstanding                             5,050
Common stock: no par value; 50,000,000 shares authorized,
 28,151,390 issued and outstanding                             5,531,491
Stock subscriptions receivable (Note 6)                         (467,974)
Currency translation adjustment                                   96,614
Unrealized loss on marketable securities (Note 4)               (814,413)
Deficit accumulated during the development stage               2,762,026
                                                              -----------

Total Stockholders' Equity                                     1,588,742
                                                              -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $2,348,031
                                                              ===========


                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
      Consolidated Statements of Operations and Comprehensive Income (Loss)






                                                                           From
                                                                           Inception on
                                                                           August 2,
                                            For the Years Ended            1996 Through
                                            December 31,                   December 31,
                                                  1998                      1997
                                             --------------                ------------

SALES                                        $     102,147   $     8,294   $   110,441

COST OF GOODS SOLD                                  69,303             -        69,303
                                             --------------  ------------  ------------

GROSS MARGIN                                        32,844         8,294        41,138
                                             --------------  ------------  ------------

COSTS AND EXPENSES

Depreciation expense                                39,549        15,874        59,032
Research and development                           825,069       408,927     1,488,721
General and administrative                         533,673       509,027     1,255,172
                                             --------------  ------------  ------------

Total Costs and Expenses                         1,398,291       933,828     2,802,925
                                             --------------  ------------  ------------

Net Loss From Operations                        (1,365,447)     (925,534)   (2,761,787)
                                             --------------  ------------  ------------

OTHER INCOME (EXPENSE)

Interest income                                     32,557         5,984        39,958
Interest expense                                       (59)            -       (15,564)
Other income                                           855           246         1,101
Loss on sale of marketable securities              (25,731)            -       (25,731)
                                             --------------  ------------  ------------

Total Other Income (Expense)                         7,622         6,230          (236)
                                             --------------  ------------  ------------

BASIC LOSS                                      (1,357,825)     (919,304)   (2,762,023)
                                             --------------  ------------  ------------

OTHER COMPREHENSIVE INCOME (LOSS)

Unrealized losses on marketable securities        (814,413)            -      (814,413)
Foreign currency adjustments                       (59,767)     (126,924)       96,614
                                             --------------  ------------  ------------

Total Other Comprehensive
 Income (Loss)                                    (874,180)     (126,924)     (717,799)
                                             --------------  ------------  ------------

COMPREHENSIVE INCOME (LOSS)                  $  (2,232,005)  $(1,046,228)  $(3,479,822)
                                             ==============  ============  ============

BASIC LOSS PER SHARE                         $       (0.06)  $     (0.07)
                                             ==============  ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                             22,809,003    12,397,341
                                             ==============  ============

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity






                                                                                                                     Deficit
                                                                                                                     Accumulated
                                                                                                        Currency     During the
                                   Preferred Stock               Common Stock              Stock       Translation   Development
                                 Shares           Amount      Shares        Amount      Subscriptions   Adjustment   Stage
                              ---------------  -------------  ---------  -------------  --------------  -----------  ----------

Balance at inception                        -  $           -          -  $                   -     $-   $         -  $       -

Issuance of preferred stock
 for cash at $0.01 per share          505,000          5,050          -             -               -             -          -

Issuance of common stock
 for cash at $0.005 per
 share                                      -              -  5,000,000           900          (1,600)            -          -

Recapitalization                            -              -          -        (4,350)              -             -          -

Currency translation
 adjustment                                 -              -          -             -               -        29,457          -

Net loss for the year ended
 December 31, 1996                          -              -          -             -               -             -   (484,897)
                              ---------------  -------------  ---------  -------------  --------------  -----------  ----------

Balance,
 December 31, 1996                    505,000          5,050  5,000,000        (3,450)         (1,600)       29,457   (484,897)

Common stock issued for
 note payable at $0.10 per
 share                                      -              -  6,000,000       600,000               -             -          -

Common stock issued for
 cash at $0.10 per share                    -              -  4,000,000       400,000               -             -          -

Receipt of stock
 subscription receivable                    -              -          -             -           1,600             -          -

Common stock issued for
 the acquisition of Sangui
 BioTech recorded at
 predecessor cost                           -              -  1,800,000             -               -             -          -

Issuance of common stock
 for cash at $0.40 per share                -              -    250,000       100,000               -             -          -

Issuance of common stock
 for cash at $0.235 per share               -              -  2,744,681       645,000            (25,000)         -          -

Stock offering costs                        -              -         -       (212,509)              -             -          -

Currency translation
 adjustment                                 -              -         -           -                  -       126,924          -

Net loss for the year ended
 December 31, 1997                          -              -         -           -                  -          -      (919,304)
                                         -------        ------  ----------  -----------         ---------  --------  ------------

Balance,
 December 31, 1997                       505,000      $5,050 19,794,681  $1,529,041            $(25,000)  $156,381 $(1,404,201)
                                         -------      ------ ------------ -----------          ---------  --------  ------------




                                                                                                                          Deficit
                                                                                                                        Accumulated
                                                                                                         Currency        During the
                              Preferred Stock        Common Stock                          Stock        Translation    Development
                               Shares           Amount         Shares      Amount        Subscriptions    Adjustment      Stage
                             ---------------  -------------  ----------  ------------  ---------------  ------------   ------------

Balance,
 December 31, 1997                  505,000  $       5,050  19,794,681  $  1,529,041  $      (25,000)  $   156,381     $(1,404,201)

Issuance of common stock
 for cash at $0.235 per
 share                                    -              -     755,320       177,500          25,000             -            -

Issuance of common stock
 for subscriptions receivable
 at $0.50 per share                       -              -   1,062,394       531,197        (531,197)            -            -

Issuance of common stock
 for marketable securities
 at $0.50 per share (Note 4)              -              -   1,928,995       964,498               -             -            -

Issuance of common stock
 for cash at $0.50 per share              -              -   4,600,000     2,300,000               -             -            -

Issuance of stock options for
 services valued at $1.375
 per share                                -              -           -        13,650               -             -            -

Exercise of stock options at
 $0.01 per share                          -              -      10,000           100               -             -            -

Accrued interest
 contributed to capital                   -              -           -        15,505               -             -            -

Receipt of stock
 subscriptions (Note 6)                   -              -           -             -          63,223             -            -

Currency translation
 adjustment                               -              -           -             -               -       (59,767)           -
Net loss for the year ended
 December 31, 1998                        -              -           -             -               -             -      (1,357,825)

                                ---------------  -------------  ----------  ------------  ---------------  ----------   -----------

Balance,
 December 31, 1998                  505,000       $  5,050     28,151,390  $  5,531,491  $   467,974      $ 96,614     $(2,762,026)
                                ===============  =============  ==========  ============  ===============  ==========  ============


                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows






                                                                               From
                                                                               Inception on
                                                                               August 2,
                                            For the Years Ended  1996 Through
                                            December 31,         December 31,
                                                       1998         1997          1998
                                              --------------    -----------    ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES

Net loss                                      $  (1,357,825)  $ (919,304)      $(2,762,023)
Adjustments to reconcile net loss to
 cash (used) by operating activities:
Depreciation expense                                 39,549       15,874            59,032
Stock options issued for services                    13,650            -            13,650
Loss on sale of securities                           25,731            -            25,731
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable          (15,966)      (5,807)          (21,773)
(Increase) decrease in inventory                    (19,183)     (19,708)          (39,886)
(Increase) decrease in prepaid expenses
 and deposits                                      (110,620)         455          (113,140)
(Increase) decrease in other assets                  (8,645)     (22,085)          (57,873)
Increase (decrease) in accounts payable
 and accrued expenses                               (25,564)      14,818            99,790
                                              --------------  -----------      ------------

Net Cash (Used) by Operating Activities          (1,458,873)    (935,757)       (2,796,492)
                                              --------------  -----------      ------------

CASH FLOWS FROM INVESTING
 ACTIVITIES

Proceeds from sale of marketable securities           8,008            -             8,008
Purchase of property and equipment                 (520,263)     (75,668)         (632,970)
                                              --------------  -----------      ------------

Net Cash (Used) by Investing Activities            (512,255)     (75,668)         (624,962)
                                              --------------  -----------      ------------

CASH FLOWS FROM FINANCING
 ACTIVITIES

Issuance of stock for cash                        2,502,600    1,121,600         3,624,200
Proceeds from stock subscriptions                   675,000            -           675,000
Stock offering costs                                      -     (212,509)         (212,509)
Proceeds from notes payable                               -       40,000           640,000
Currency translation adjustment                     (59,767)     126,924            96,614
                                              --------------  -----------      ------------

Net Cash Provided by Financing Activities         3,117,833    1,076,015         4,823,305
                                              --------------  -----------      ------------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                      1,146,705       64,590         1,401,851

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                255,146      190,556               -
                                                  ----------     --------        ----------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                   $1,401,851     $255,146        $1,401,851
                                                 ==========     ========        ==========

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)






                                                                            From
                                                                           Inception on
                                                                           August 2,
                                        For the Years Ended  1996 Through
                                        December 31,         December 31,
                                             1998            1997            1998
                                          -------------     -------------- -----------

CASH PAID FOR:

Interest                                  $          59       $      -      $     59
Income tax                                $           -       $      -      $      -

NON-CASH INVESTING AND
 AND FINANCING ACTIVITIES:

Conversion of notes payable to equity     $           -       $600,000      $600,000
Stock options issued for services         $      13,650       $      -      $      -
Conversion of accrued interest to equity  $      15,505       $      -      $ 15,505
Common stock issued for marketable
 securities                               $     964,498       $      -      $964,498

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Development  Stage  Activities  and  Summary  of  Significant  Risk Factors
     ---------------------------------------------------------------------------

Sangui BioTech International, Inc. (a development stage Company) (the Company) was incorporated under the laws of the State of Colorado on July 14, 1995 to engage in any business permitted by law. The Company, pursuant to the recapitalization of Sangui BioTech, Inc. is engaged in the development of immunodiagnostic tests.

Sangui BioTech, Inc. (Sangui USA) develops and intends to manufacture and sell immunodiagnostic tests based on research and technology already shown to be feasible. Sangui USA's laboratory and headquarters are located in Santa Ana, California, and this facility will be devoted to immunodiagnostic research, development, manufacturing and distributing, marketing, and administrative functions. The founders of Sangui USA are actively involved in the research and development of the future products and were the only shareholders of Sangui USA at December 31, 1996. Sangui USA was incorporated in the State of Delaware on August 2, 1996. Sangui USA is the parent company of SanguiBioTech AG, and GlukoMediTech, AG.

SanguiBioTech AG (SanguiAG) and GlukoMediTech, AG (Gluko) were incorporated in Mainz, Germany on November 25, 1995 and July 15, 1996, respectively. These wholly-owned subsidiaries of Sangui USA and are engaged in Germany in the same business operations as the parent.

On May 15, 1997, the Company and Sangui USA completed an Agreement and Plan of Reorganization whereby the Company issued 5,000,000 shares of its common stock in exchange for all of the outstanding common stock of Sangui USA. Immediately prior to the Agreement and Plan of Reorganization, the Company had 1,800,000 shares of common stock issued and outstanding.

The acquisition was accounted for as a recapitalization of Sangui USA because the shareholders of Sangui USA controlled the Company after the acquisition. Therefore, Sangui USA is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Sangui USA in the exchange. The Company is the acquiring entity for legal purposes and Sangui USA is the surviving entity for accounting purposes.

The Company's continued existence as a going concern is ultimately dependent upon the success of future operations. Management's efforts have focused primarily on raising capital and research and development of new products. As such, the Company is subject to the risks and uncertainties associated with a new business. The success of the Company's future operations is dependent in part, upon the Company's ability to (i) develop commercially feasible products,
(ii) successfully market the products developed and (iii) obtain additional capital. The Company's future capital requirements will depend on many factors, including those imposed by Sangui AG and Gluko.

Although it cannot be assured that the Company will successfully develop and market its proposed products or obtain additional financing, management believes that its short term strategy of selling the Company's securities, developing new products, and increased marketing efforts should enable the Company to meet its obligations and sustain its operations. Management's plans are discussed further in Note 5.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

               Accounting  Method
               ------------------

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

               Cash  and  Equivalents
               ----------------------

The Company does not maintain its cash in bank depository accounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts. Cash and equivalents include time deposits with a maturity of three months or less, and for which the Company has no requirements for compensating balances. The Company also maintains cash accounts in Germany which are not insured by the FDIC.

               Inventories
               -----------

Inventories are stated at the lower of cost or market. The cost of inventories is determined using the first-in, first-out ("FIFO") method. The Company regularly monitors inventory for excess or obsolete items and makes any valuation corrections when such adjustments are needed.

               Property  and  Equipment
               ------------------------

Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in the statement of operations

                                                               Estimated
                                                               Useful  Life
                                                              ------------
     Laboratory  equipment                                       5  years
     Office  equipment                                           3  years

               Impairment  of  Long  Lived  Assets
               -----------------------------------

The Company adopted the recognition of economic impairment of long lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS
121) during its fiscal year ended December 31, 1997. The Company had recorded organization costs of $42,036 at September 30, 1996, but later determined the life of the intangible was impaired during the period ended December 31, 1996, in accordance with SFAS 121. As a result, the amount was eliminated from the Company's books and charged to other operating expense.

               Concentrations  of  Risk
               ------------------------

The  Company  has a relatively small customer base.   The Company's four largest
customers accounted for 84% of sales in 1998. The loss of one of these customers could have a significant negative effect on future sales.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

               Income  Taxes
               -------------

The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109). Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between income tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and non-current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

As of December 31, 1998, the Company had a net operating loss carryforwards for federal income tax purposes of approximately $2,750,000 that may be used in future years to offset taxable income. The net operating loss carryforwards will begin to expire in 2011. The tax benefit of the cumulative carryforwards has been offset by a valuation allowance of the same amount due to the uncertainty that they will be utilized.

               Research  and  Development  Costs
               ---------------------------------

     Research and development costs are charged to operations as they are incurred.

               Reclassification
               ----------------

Certain amounts have been reclassified within the prior period financial statements to conform with the current period presentation.

               Management  Estimates
               ---------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Accounts  Receivable
               --------------------

The accounts receivable at December 31, 1998 and 1997 are shown net of an allowance for doubtful accounts of $0 and $0, respectively.

NOTE  2  -     INVENTORIES

The inventory balance of $39,886 at December 31, 1998 consists primarily of finished goods. Inventories have been written down to estimated net realizable value, and any adjustments are included in the results of operations. The inventories are of immunodiagnostic products and related materials.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  3  -     PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  December  31,  1998  consists  of  the  following:

                                                                  December  31,
                                                                       1998
                                                                  -------------

Leasehold  improvements                                          $     302,952
Laboratory  equipment                                                  282,079
Office  equipment                                                       74,149
                                                                 --------------
Total  property  and  equipment                                        659,180
Less  accumulated  depreciation                                        (61,619)
                                                                 --------------

                                                                 $     597,561
                                                                 ==============

NOTE  4  -     MARKETABLE  SECURITIES

On September 15, 1998, the Company entered into a stock purchase agreement with an investor. As part of the agreement, the Company accepted 9,644,986 shares of a publicly traded company as payment for 1,928,995 shares of its common stock. The share transaction was valued at $0.50 per share of the Company's stock or $964,498. This value approximated the trading price of the stock received.

Subsequent to the exchange, the shares underwent a 1-for-20 reverse stock split, reducing the Company's holdings to 482,250 shares. The Company sold 16,870 of the post-split shares at a loss of $25,731. At December 31, 1998, the shares were trading at $0.25 per share. The shares are classified as securities held for sale and are valued at the estimated trading price as of December 31, 1998 or $116,345, which is the difference between the fair market value and the cost of the shares. $814,413 has been classified as a separate component of equity.

NOTE  5  -     COMMITMENTS  AND  CONTINGENCIES

               Operating  Lease
               ----------------

The Company leases its office and laboratory facilities under three operating leases which expire on December 1, 1999, March 31, 2003 and March 31, 2003. One lease carries an option to extend the term of the lease for an additional three years.

     Future minimum lease payments under this lease, at December 31, 1998, are :

1999                               $     121,224
2000                                      90,840
2001                                      90,840
2002                                      90,840
2003                                      22,710
                                        ---------

Total  minimum  lease  payments     $    416,454
                                        =========

Rent expense for the years ended December 31, 1998 and 1997 was $90,566 and $47,391, respectively.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  5  -     COMMITMENTS  AND  CONTINGENCIES  (Continued)

               Patent  Issues
               --------------

The Company's lead product in its immunodiagnostic business segment is a blood test kit (Kit 1). A competitor has filed patent applications in the U.S. and Europe for a similar competing product. The Company's management is of the opinion that the patent should not be granted. If the patent is granted, the Company will no longer be able to sell Kit 1, and may be liable for damages estimated to be approximately $12,000.

The Company has developed a similar blood test kit (Kit 2) which should circumvent the patent if it is granted. The Company is seeking to sell Kit 2 in place of Kit 1. Sales of Kit 1 in 1998 were approximately $25,000.

NOTE  6  -     STOCK  SUBSCRIPTIONS

During the year, the Company received cash payments which were subsequently converted to common stock. The amounts were non-interest bearing and were intended to be for the purchase of the Company's common stock. As of December 31, 1998, a balance of $675,000 had not been converted.

On September 15, 1998, the Company entered into an exchange agreement with the same investor to sell 1,062,394 shares of its common stock at $0.50 per share, or $531,197. Payment was in the form of a promissory note bearing interest at 9% with monthly payments of $24,267, maturing September 1, 2000. Principal payments of $63,223 were made on the note during 1998.

NOTE  7  -     MANAGEMENT  PLAN

The Company is proceeding with its short-term business strategy of developing niche immunodiagnostic tests which will enable physicians to diagnose and treat patients for a variety of pathologic disorders, while the German companies acquired during 1997 will perform the research and development on an artificial blood substitute and an additive, long-term implantable glucose sensor and oxygen detector.

Management is aware that it will have to raise additional capital or borrow funds to continue operations. Management believes that its short-term strategy of raising additional capital, developing new products, and increased marketing efforts should enable the Company to meet its obligations and sustain its operations.

The Company also anticipates that by completing its reorganization with Sangui USA, a non-reporting publicly traded company, it will be better able to raise additional capital in exchange for equity.

The operations of SanguiBioTech, AG and GlukoMediTech, AG are also expected to contribute to the long-term profitability of the Company. However, since the research performed by these companies related to the potential development of pharmaceutical products is highly regulated and requires extensive clinical trials by most countries, the time at which sales and profits may follow is highly uncertain.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 1998 and 1997


NOTE  8  -     SUBSEQUENT  EVENT

               Research  Grant
               ---------------

The Company's wholly-owned subsidiary Sangui Biotech AG received a grant from the "Forschungszentrum" (Center of Research) Juelich, Germany, which acts on behalf of the German State North Rhine Westphalia. This grant serves to promote the Company's project of research and development of an artificial oxygen carrier and amounts to approximately $1,950,000, which covers approximately 40% of the estimated project costs of $4,875,000. The grant is non-repayable, and 40% of the subsidiary's expenses on the promoted project will be reimbursed periodically within the term of the grant from April 8, 1998 to March 31, 2001 in amounts up to $3,185,253 in 1999, $519,523 in 2000, and $91,552 in 2001. In
the beginning of 1999, the "Forschungszentrum Juelich" reimbursed $353,438 of the total project expenses of $967,898 for 1998."

                        Consolidated Financial Statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)


                                    Santa Ana
                                California/U.S.A.

                         Six months ended June 30, 1999
                       with Report of Independent Auditors

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)
                        Consolidated Financial Statements

                         Six months ended June 30, 1999




                                    CONTENTS


Report  of  Independent  Auditors . . . . . . . . . . . . . . . . . . . . .    1

Audited  Consolidated  Financial  Statements

Consolidated  Balance  Sheet . . . . . . . . . . . . . . . . . . . . . . .     2
Consolidated  Statements  of  Income  and  Comprehensive  Income . . . . .     4
Consolidated  Statements  of  Changes  in  Shareholders'  Equity . . . . .     5
Consolidated  Statements  of  Cash  Flows . . . . . . . . . . . . . . . .      7
Notes  to  Consolidated  Financial  Statements . . . . . . . . . . . . . .     9

                         Report of Independent Auditors


The  Shareholders
Sangui  Bio  Tech  International,  Inc.
(A  Development  Stage  Company)
Santa  Ana,  California


We have audited the accompanying consolidated balance sheet of Sangui Bio Tech International, Inc. (a development stage company) (the Company) as of June 30, 1999 and the related statements of consolidated income and comprehensive income, shareholders' equity and cash flows for the six months then ended and for the period August 2, 1996 (inception) through June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements for the period August 2, 1996 (inception) through December 31, 1998, were audited by other auditors whose report dated March 31, 1999 expressed an unqualified opinion on those statements. The financial statements for the period August 2, 1996 (inception) through December 31, 1998 include total revenues, shareholders' equity and net loss of $110,441, $1,588,742 and $3,078,950, respectively. Our opinion on the consolidated statements of operations, shareholders' equity, and cash flows for the period August 2, 1996 (inception) through June 30, 1999, insofar as it relates to amounts for prior periods through December 31, 1998, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sangui Bio Tech International, Inc. (a development stage company) at June 30, 1999 and the results of its operations and its cash flows for the six months then ended and the period from August 2, 1996 (inception) through June 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

Ernst & Young
Dusseldorf
Federal  Republic  of  Germany
March  24,  2000

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)
                           Consolidated Balance Sheet





                              JUNE 30,
                                1999
                          -------------
ASSETS
Current assets:
 Cash                      $  305,501
 Accounts receivable           99,574
 Inventories (Note 2)         112,036
 Marketable securities      1,288,620
 Prepaid assets             1,703,099
                           ------------
Total current assets        3,508,830

Property and equipment -
 net (Note 4)                 407,601
Patents and licenses           66,185
Other assets                1,174,701
                           ------------
Total assets               $5,157,317
                           ============

           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)
                           Consolidated Balance Sheet



                                                JUNE 30,
                                                 1999
                                             -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses
                                             $   102,420
 Stock subscriptions (Note 8)                     50,000
                                             -------------
Total current liabilities                        152,420

Commitments and Contingencies
 (Note 7)                                         25,000

Stockholders' equity:
 Preferred stock: no par value;
   5,000,000 shares authorized,
   505,000 shares issued and
   outstanding                                     5,050
 Common stock: no par value;
   50,000,000 shares authorized,
   31,867,878 issued and outstanding          10,277,373
 Stock subscriptions receivable
   (Note 8)                                     (341,072)
 Currency translation adjustment                 (63,068)
 Deficit accumulated during the
   development stage                          (4,898,386)
                                             -------------
Total stockholders' equity                     4,979,897
                                              ------------
Total liabilities and stockholders' equity   $ 5,157,317
                                             =============

           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

           Consolidated Statements of Income and Comprehensive Income



                                                                         From Inception
                                                            Six months      on August 2,
                                                           period ended   1996 thruough
                                                           June 30, 1999  June 30, 1999
                                                          --------------------------------
Sales                                                       $  178,835   $   289,276
Cost of sales                                                  117,464       186,767
                                                           -------------------------------
Gross margin                                                   61,371       102,509
Costs and expenses:
 Research and development                                      505,270     1,993,991
 General and administrative                                    731,200     2,303,299
 Depreciation                                                   55,343       114,375
                                                            ------------------------------
   Total costs and expenses                                  1,291,813     4,411,665
                                                            ------------------------------
 Net loss from operations                                   (1,230,442)   (4,309,156)

Other income (expense):
 Interest income                                                33,842        73,800
 Interest expense                                                    -       (15,564)
 Other income                                                  257,302       258,403
 Loss on marketable securities                                (880,138)     (905,869)
                                                             ------------------------------
   Total other income (expense)                               (588,994)     (589,230)
                                                             ------------------------------
Basic loss                                                  $ (1,819,436)  $(4,898,386)
                                                            -------------------------------

Other comprehensive loss:
 Recognition of permanent losses on marketable securities
                                                                (814,413)            -
 Foreign currency adjustments                                   (159,682)      (63,068)
Total other comprehensive loss                              --------------------------------
                                                                 654,731       (63,068)
                                                            --------------------------------

Comprehensive loss                                            (1,164,705)   (4,961,454)
                                                             ===============================
Basic loss per share                                               (0.06)
                                                             ============
Weighted average number of shares outstanding
                                                              29,417,956
                                                             ============

           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

           Consolidated Statements of Changes in Shareholders' Equity





                                                                                                         Deficit
                                                                                                         Accumulated
                                                                                        Other             During the
                                Preferred Stock        Common Stock       Stock         Comprehensive   Development   Total
                                    Shares     Amount   Shares    Amount  Subscriptions Income (Loss)      Stage      Equity
                                -----------------------------------------------------------------------------------------------
Balance at inception August 2,

                                         -         -   3,400,000   98,465       -                -           -       98,465
Issuance of common stock
 for cash at $0.001 per share            -         -   1,600,000    1,600     (1,600)            -           -          -

Currency translation adjustment          -         -       -         -          -           29,457           -       29,457

Net loss for the period ended
 December 31, 1996                       -         -       -         -          -                -   (539,853)     (539,853)
                                   --------------------------------------------------------------------------------------------

Balance, December 31, 1996                             5,000,000 $100,065  $ (1,600)       $29,457  $(539,853)    $(411,931)
                                    ===========================================================================================


           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

           Consolidated Statements of Changes in Shareholders' Equity


                                                                                                          Deficit
                                                                                                         Accumulated
                                                                                        Other             During the
                                Preferred Stock        Common Stock       Stock         Comprehensive   Development   Total
                                    Shares     Amount   Shares    Amount  Subscriptions Income (Loss)      Stage      Equity
                                ---------------------------------------------------------------------------------------------

Balance, December 31, 1996                             5,000,000  $  100,065  $  (1,600) $  29,457 $(539,853)   $(411,931)

Stock issued for the
 acquisition of Sangui BioTech   505,000       5,050   1,800,000         900           -         -          -        5,950

  recorded at predecessor cost
Common stock issued for
note payable at $0.10 per share        -           -   6.000,000     600,000           -         -          -      600,000

Common stock issued for cash
 at $0.10 per share                    -           -   4,000,000     400,000           -         -          -      400,000

Receipt of stock
subscription receivable                -           -           -           -      1,600          -          -        1,600

Issuance of common stock
 for cash at $0.40 per share           -           -     250,000     100,000         -           -          -      100,000

Issuance of common stock
 for cash at $0.235 per share          -           -   2,744,681     645,000   (25,000)          -          -      620,000

Currency translation adjustment        -           -           -           -         -     126,924          -      126,924
Net loss for the year ended
 December 31, 1997                     -           -           -           -         -           -   1,181,272) (1,181,272)
                                 --------------------------------------------------------------------------------------------
Balance at December 31, 1997     505,000  $    5,050  19,794,681  $1,845,965  $(25,000)  $ 156,381 $(1,721,125)$   261,271
                                 ============================================================================================

           See accompanying notes to consolidated financial statements

         Sangui BioTech International, Inc.(A Development Stage Company)

Consolidated  Statements  of  Changes  in  Shareholders'  Equity  (Continued)




                                                                                                         Deficit
                                                                                                         Accumulated
                                                                                        Other             During the
                                Preferred Stock        Common Stock       Stock         Comprehensive   Development    Total
                                    Shares     Amount   Shares    Amount  Subscriptions Income (Loss)      Stage       Equity
                               -----------------------------------------------------------------------------------------------

Balance, December 31, 1997          505,000 $ 5,050  19,794,681 $ 1,845,965 $  (25,000) $  156,381    $(1,721,125)  $   261,271

Issuance of common stock
 for cash at $.235 per share              -       -     755,320     177,500     25,000           -              -       202,500

Issuance of common stock
  for subscriptions receivable at
  $0.50 per share                         -       -   1,062,394     531,197   (531,197)          -              -             -

Issuance of common stock
  for marketable securities at
  $0.50 per share                         -       -   1,928,995     964,498          -           -              -       964,498

Issuance of common stock
  for cash at  $0.50 per share            -       -   4,600,000   2,300,000          -           -              -     2,300,000

Issuance of stock options for
services valued at $1.375 per
share                                     -       -           -      13,650          -           -              -        13,650

Exercise of stock options at
0.01 per share                            -       -      10,000         100          -           -              -           100

Accrued interest contributed
 to capital                               -       -           -      15,505          -           -              -        15,505
Receipt of stock subscriptions            -       -           -           -     63,223           -              -        63,223
Unrealized loss on marketable
 securities                               -       -           -           -          -    (814,413)             -      (814,413)
Currency translation adjustment           -       -           -           -          -     (59,767)             -       (59,767)
Net loss for the year ended
 December 31, 1998                        -       -           -           -          -           -     (1,357,825)   (1,357,825)
                                    --------------------------------------------------------------------------------------------
Balance at December 31, 1998        505,000  $5,050  28,151,390  $5,848,415  $(467,974)  $(717,799)   $(3,078,950)  $ 1,588,742
                                    ============================================================================================

           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

     Consolidated Statements of Changes in Shareholders' Equity (Continued)




                                                                                                          Deficit
                                                                                                         Accumulated
                                                                                        Other             During the
                                Preferred Stock        Common Stock       Stock         Comprehensive    Development    Total
                                 Shares     Amount   Shares    Amount  Subscriptions    Income (Loss)      Stage        Equity
                               ------------------------------------------------------------------------------------------------


Balance at December 31, 1998   505,000 $    5,050 28,151,390   $5,848,415   $(467,974)  $ (717,799)   $ (3,078,950) $1,588,742

Issuance of common stock
  for cash at $1.15 per share        -          -    650,000      747,500           -            -               -     747,500

Issuance of common stock
  for services received valued at    -             2,600,000    3,145,000           -            -               -   3,145,000
  $1.21 per share

Issuance of common stock
  for cash and forgiveness of        -          -    466,488      536,458           -            -               -     536,458
  notes payable to shareholder
  at $1.15 per share

Receipt of stock subscriptions       -          -          -            -     126,902            -               -     126,902

Recognition of permanent loss
  on marketable securities           -          -          -            -           -      814,413               -     814,413

Currency translation adjustment      -          -          -            -           -     (159,682)              -    (159,682)
Net loss for the six months
  ended June 30, 1999                -          -          -            -           -            -      (1,819,436) (1,819,436)
                               -------------------------------------------------------------------------------------------------

Balance at June 30, 1999       505,000   $  5,050 31,867,878 $ 10,277,373  $ (341,072)  $  (63,068)    $(4,898,386) $4,979,897
                               =================================================================================================

            See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows


                                                                                          From Inception
                                                                    Six months            on August 2,
                                                                    period ended          1996 through
                                                                    June 30, 1999         June 30, 1999
CASH FLOWS FROM OPERATING ACTIVITIES:                              ------------------------------------

Net loss                                                           $       (1,819,436)  $(4,898,386)
Adjustments to reconcile net loss to
 cash (used) by operating activities:
Depreciation expense                                                            55,343       114,375
Stock options and stock issued for services
                                                                               467,500       481,150
Loss recorded on marketable securities                                         880,138       905,869
Changes in operating assets and liabilities:
Increase in accounts receivable                                                (77,801)      (99,571)
Increase in inventory                                                          (72,150)     (112,036)
Decrease in prepaid
 expenses and deposits                                                         (44,959)     (158,099)
Increase in other assets                                                       (21,623)      (79,496)
Increase in accounts payable
 and accrued expenses                                                           18,131       117,921
Increase in accrued commitments and
 contingencies                                                                  25,000        25,000
                                                                     ---------------------------------
Net cash used in operating activities                                         (589,857)   (3,703,273)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of securities                                                50,620        58,628
Purchase of marketable securities                                           (1,288,620)   (1,288,620)
Grants for property and equipment                                              185,000       185,000
Purchase of property and equipment                                             (79,671)     (712,641)
                                                                     ---------------------------------
Net cash used in investing activities                                       (1,132,671)   (1,757,633)

FINANCING ACTIVITIES:
Issuance of stock for cash                                                     608,958     4,233,158
Reverse acquisition                                                              5,950
Change of stock subscription receivable                                        126,902       126,902
Proceeds from stock subscriptions                                               50,000       725,000
Proceeds from notes payable                                                          -       640,000
Currency translation adjustment                                               (159,682)      (63,068)
                                                                     ---------------------------------
Net cash provided in financing activities                                      626,178     5,667,942
Net increase in cash and cash equivalents                                   (1,096,350)      207,036
Cash and cash equivalents at beginning of    period
                                                                             1,401,851        98,465
                                                                       -------------------------------
Cash and cash equivalents at end of period                             $       305,501   $   305,501
                                                                       ===============================

           See accompanying notes to consolidated financial statements

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows





                Six months          From Inception on
                period ended        August 2, 1996
                June 30,  1999      through June 30, 1999

CASH PAID FOR:
Interest        $  -                  $ 59
Income tax         -                     -


25

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

DEVELOPMENT  STAGE  ACTIVITIES  AND  BASIS  OF  PRESENTATION

Sangui BioTech International, Inc. (a development stage Company) (the "Company") was incorporated under the laws of the State of Colorado on July 14, 1995 to engage in any business permitted by law. The Company, pursuant to the recapitalization of Sangui BioTech, Inc., is engaged in the development of immunodiagnostic tests.

The Company's wholly owned subsidiary Sangui BioTech, Inc. ("Sangui USA") develops, manufactures and sells immunodiagnostic tests. Sangui USA's laboratory and headquarters are located in Santa Ana, California, and this facility is devoted to immunodiagnostic research, development, manufacturing and distributing, marketing, and administrative functions. Sangui USA was incorporated in the State of Delaware on August 2, 1996. Sangui USA is the parent company of two wholly owned subsidiaries, SanguiBioTech AG, and GlukoMediTech, AG. SanguiBioTech AG ("Sangui AG") and GlukoMediTech, AG ("Gluko") were incorporated in Mainz, Germany on November 25, 1995 and July 15, 1996, respectively. Sangui AG and Gluko are engaged in Germany in the development of artificial oxygen carriers and glucose sensors.

On May 15, 1997, the Company and Sangui USA completed an Agreement and Plan of Reorganization whereby the Company issued shares of its common stock in exchange for all of the outstanding common stock of Sangui USA. The acquisition was accounted for as a reverse acquisition of Sangui USA because the shareholders of Sangui USA controlled the Company after the acquisition. The Company is the acquiring entity for legal purposes and Sangui USA is the surviving entity for accounting purposes. Accordingly, the accompanying financial statements present the historical consolidated financial statements of Sangui USA from August 2, 1996 (date of inception), through the acquisition date of May 15, 1997 and the consolidated financial statements of the Company and Sangui USA since that date. Since the fair value of the net assets of the Company were equal to their net book value on May 15, 1997 the assets and liabilities of the Company remained at their historical cost following the acquisition.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned domestic and foreign subsidiaries. All significant inter-company accounts and transactions have been eliminated upon consolidation.

FOREIGN  CURRENCY  TRANSLATION

Assets and liabilities of the Company's German operations are translated into U.S. dollars at period-end exchange rates. Net exchange gains or losses resulting from such translation are excluded from net earnings and accumulated in a separate component of shareholders' equity. Income and expense accounts are translated at weighted average exchange rates for the period.

CONCENTRATION  OF  RISK

The Company has a relatively small customer base. The Company's four largest customers accounted for 82% of sales for the six months ended June 30, 1999. The loss of one of these customers could have a significant negative effect on future sales.

CASH  AND  EQUIVALENTS

The Company does not maintain its cash in bank depository accounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts. Cash and equivalents include time deposits with a maturity of three months or less, and for which the Company has no requirements for compensating balances. The Company also maintains bank accounts in Germany.

INVENTORIES

Inventories are stated at the lower of cost or market. The cost of inventories is determined using the first-in, first-out (FIFO) method. The Company regularly monitors inventory for excess or obsolete items and makes any valuations corrections when such adjustments are needed.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

MARKETABLE  SECURITIES

The Company invests in various short-term debt securities with maturity dates less than one year. These securities are classified as available-for-sale as defined by FAS 115 Accounting for Certain Investments in Debt and Equity Securities. The securities are valued at amortized cost which approximates fair market value.

PROPERTY  AND  EQUIPMENT

Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in the statement of operations.

                                                                 Estimated
                                                                Useful Life
                                                                ------------
                          Leasehold improvements                 5 years
                          Technical and laboratory equipment     5 years
                          Office equipment                       3 years
                          Company cars                           5 years

IMPAIRMENT  OF  LONG  LIVED  ASSETS

In accordance with FAS 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

PATENTS

Patents are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below.

                                                         Estimated
                                                        Useful Life
                                                       ------------
                               Patents                 5 - 11 years
                               Licenses                     3 years

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

REVENUE  RECOGNITION

Revenues  are  recognized  when  products  are  shipped  to  the  customers.

RESEARCH  AND  DEVELOPMENT

Research and development are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred.

GRANTS

The Company receives grants from the German government which are used to fund research and development activities and the acquisition of equipment. Revenue from grants for the reimbursement of research and development expenses are shown as other income when the related expenses are incurred. Grants related to the acquisition of tangible property are recorded as a reduction of the properties' historical cost.

STOCK-BASED  COMPENSATION

The company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25., 'Accounting for Stock Issued to Employees,' and related interpretation.

INCOME  TAXES

The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109). Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between income tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and non-current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

EARNINGS  PER  SHARE

Earnings per share is computed on the basis of the weighted average number of common share outstanding each year.

RECENTLY  ISSUED  PRONOUNCEMENTS

In June 1998, the U.S. Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Transactions". Statement 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The new statement requires all derivatives to be recorded on the balance sheet at fair value and established "special accounting" for the following three types of hedges: hedges of change in the fair value of assets, liabilities or firm commitments; hedges of the variable cash flows of forecasted transactions; and hedges of variable cash flows of net investments in foreign operations.

The Company will be required to adopt the statement during the year ended December 31, 2001. Adoption of this statement is not expected to have a material effect on the Company's financial condition or results of operations.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


2.     BUSINESS  ACQUISITIONS

On May 15, 1997, the Company and Sangui USA completed an Agreement and Plan of Reorganization whereby the Company issued 5,000,000 shares of its common stock in exchange for all of the outstanding common stock of Sangui USA. Immediately prior to the Agreement and Plan of Reorganization, the Company had 1,800,000 and 505,000 shares of common stock and preferred stock, respectively, issued and outstanding. Generally accepted accounting principles require that the Company be considered the acquired company for financial statement purposes (a reverse acquisition). The Company had no operations at the time of the reverse acquisition. In conjunction with the transactions, the Company incurred approximately $200,000 of transaction costs which were charged to operations during the year-ended December 31, 1997.

In January 1997, Sangui USA acquired 100% of the outstanding stock of both Sangui AG and Gluko in exchange for 3,400,000 newly issued shares of Sangui USA common stock. Since the shareholders of Sangui USA were also the shareholders of Sangui AG and Gluko, this was accounted for as a merger of entities under common control and hence, was accounted for as a pooling of interest. Accordingly, the consolidated financial statements for the period August 2, 1996 through December 31, 1996 have been restated to include the accounts of Sangui AG and Gluko. The following table presents a reconciliation of net loss previously reported by Sangui USA to those presented in the accompanying consolidated financial statements:

                                          From Inception
                                          on August 2, 1996
                                          through December 31, 1996
                                          ------------------------
     Net  loss
     Sangui USA                           144,324
     Sangui AG and Gluko                  395,529
     Combined net loss                    539,853

3.     INVENTORIES

The inventory balance of $112,036 at June 30, 1999 consists primarily of finished goods. Inventories have been written down to estimated net realizable value, and any adjustments are included in the results of operations. The inventories are of immunodiagnostic products and related materials.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)

4.     PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  June  30,  1999  consists  of  the  following:

                                                                   June 30, 1999
                                                                   -------------

                             Leasehold improvements                      216,666
                             Technical and laboratory equipment          305,001
                             Office equipment                             10,310
                             Company cars                                  8,266
                             Total property and equipment                540,243
                             Less accumulated depreciation               132,643
                             Net book value                              407,600
                                                                         -------

5.     INTANGIBLE  ASSETS

Intangible  assets  as  of  June  30,  1999  consist  of  the  following:

                                                                   June 30, 1999
                                                                   =============

                               Patents                                   78,406
                               Licenses                                   1,528
                               Total patents and licenses                79,934
                                                                          ------
                               Less accumulated amortization             13,749
                                                                         66,185
                                                                         ------

6.     MARKETABLE  SECURITIES

On September 15, 1998, the Company entered into a stock purchase agreement with Euro-American GmbH, its underwriter who is also a shareholder. As part of the agreement, the Company accepted 9,644,986 shares of a publicly traded company as payment for 1,928,995 shares of its common stock. The share transaction was valued at $0.50 per share of the Company's stock or $964,498. This value approximated the trading price of the stock received. The co-owner of Euro-American GmbH and director of the Company was also a director of the publicly traded company.

Subsequent to the exchange, the shares received underwent a 1-for-20 reverse stock split, reducing the Company's holdings to 482,250 shares. As of December 31, 1998, the shares were classified as securities available-for-sale and were valued at the market price. The $814,413 unrealized loss on the shares was classified as a separate component of equity, at December 31, 1998

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


6.     OTHER  INVESTMENTS  (CONTINUED)

During the six months ended June 30, 1999, the Company began to actively sell these shares. Additionally, the shares underwent a 1-for-10 reverse stock split. As of June 30, 1999, the Company had 31,810 remaining shares. As a result of the decline of shares' value, which is viewed by the management of the Company as other than temporary, the shares have been written down to $0 and the unrealized loss of $814,413 has been charged directly to the statement of operations.

7.     COMMITMENTS  AND  CONTINGENCIES

OPERATING  LEASE

The Company leases its office and laboratory facilities under three operating leases which expire on December 1, 2002, March 31, 2003 and March 31, 2003.

Future  minimum  lease  payments  under  this  lease,  at  June  30,  1999  are:

1999                             $     66,419
2000                                  141,853
2001                                  147,278
2002                                  145,094
2003                                  189,217
2004                                    1,782
                                 ------------
Total minimum lease payments      $   691,643

Rent  expense  for  the  six  months  ended  June  30,  1999  was  $61,307.

PATENT  ISSUES

The Company's lead product in its immunodiagnostic business is a blood test kit. A competitor was granted a patent in the U.S. in August 1998 for a similar competing product. The Company has reserved $25,000 for the potential costs associated with defending its product against potential patent infringement claims.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


7.     COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

GRANTS

In November 1998, the German state of North-Rhine-Westphalia granted the Company's subsidiary, Sangui AG, Witten, Germany, German Marks (DM) 3,574,575 for the research and development of the Company's artificial oxygen carrier. The grant covers the period from April 1998 to March 2001. The grant covers 40% of eligible research and development costs and capital expenditures and is subject to the Company's ability to cover the remaining 60% of the costs. An additional condition of the grant is the product must be developed and produced in the German state of North-Rhine-Westphalia, if developed by 2003.

On September 8, 1999, the German state of North-Rhine-Westphalia granted the Company's subsidiary, Gluko, Witten, Germany, DM 4,340,764 for the research and development of the Company's long-term implantable glucose sensor. The grant covers the period from December 1998 to November 2001, including retroactive months. This grant includes the same terms and as the Sangui AG grant.

Based on research and development expenditures and capital expenditures through June 30, 1999, the Company had qualified for $425,000 of the grants. Approximately $240,000 related to research and development expenditures while the remaining related to capital expenditures. The $240,000 related to research and development expenditures has been recorded as other income, while the $185,000 related to capital expenditures was recorded as a reduction to the historical costs of property and equipment. Through June 30, 1999, $328,000 of the grants amount has been received.

SEC  INVESTIGATION

Certain officers and directors of the Company are being investigated by the U.S. Securities and Exchange Commission ("SEC") related to the timing and nature of certain common stock transactions. Although these officers and directors are exposed to potential fines and penalties stemming from the SEC's investigation, management of the Company believes that any exposure to the Company is minimal.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)

8.     STOCKHOLDERS'  EQUITY

COMMON  STOCK

The Company is authorized to issue 50,000,000 shares of no par value common stock. The holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be voted on by those shareholders.

On September 15, 1998, the Company entered into an exchange agreement with Euro-American GmbH to sell 1,062,394 shares of its common stock at $0.50 per share, or $531,197. Payment was in the form of a promissory note bearing interest at 9% with monthly payments of $24,267, maturing September 1, 2000. Principal payments of $126,902 were made on the note during the six months ended June 30, 1999.

Through December 31, 1998, the Company received $675,000 of cash payments from Euro-American GmbH which were recorded as non-interest bearing notes payable and were intended to be used for the purchase of the Company's common stock. During the six months ended June 30, 1999, the Company issued 650,000 and 466,488 shares of common stock to Euro-American GmbH in exchange for the forgiveness of these notes and $608,958 of cash.

Through June 30, 1999, the Company received $50,000 of cash payments which were recorded as non-interest bearing notes payable and are intended to be used for the purchase of the Company's common stock.

In April 1999, the Company issued 2,600,000 million shares of its common stock in April 1999 to an independent promotions company in exchange for a public relations/promotions contract covering the period January 1999-December 2000. The fair value of the services received is estimated to be $3,145,000 and is based on the original proposal that the promotions company submitted to the Company when negotiating the contract. This proposal was prepared on the assumption that the Company would be paying cash for the services. Accordingly, the common stock was valued at $3,145,000 with a corresponding prepaid asset recorded for the value of the public promotions contract. The $3,145,000 is being amortized during the contract period as the services are provided. As of June 30, 1999, the Company had recognized $467,500 of expense leaving a prepaid asset of $2,677,500 ($1,545,000 classified as short-term, $1,132,500 classified as long-term).

PREFERRED  STOCK

The Company is authorized to issue 5,000,000 shares of non-voting no par value preferred stock. The Board of Directors is empowered to issue liquidation privileges, dividend, conversion or other rights. No such rights or privileges have been granted.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


8.     STOCKHOLDERS'  EQUITY  (CONTINUED)

STOCK  OPTIONS

In January 1998, a former director and officer of the Company issued, from his personal holdings of the Company common stock, 266,000 options to three employees of the Company to purchase Company common stock from him at an option price of $0.001 per share. Since the Company is not a party to the agreement and he is not a significant shareholder, this had no impact on the Company's financial statements.


9.     INCOME  TAXES

During the six months ended June 30, 1999, the Company paid no income taxes. As of June 30, 1999, the Company's German subsidiaries had net operating loss carryforwards for corporate and trade income tax purposes of approximately $550,000. These losses may be used in future years to offset taxable income and do not expire. The Company has $800,000 of U.S. federal tax net operating loss carryforwards which begin to expire in 2011. The tax benefit of the cumulative carryforwards has been offset by a valuation allowance of the same amount due to the uncertainty that they will be utilized.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)


10.     COMPREHENSIVE  INCOME

Effective at the beginning of 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of total comprehensive income and its components in financial statements. The adoption of this statement has no effect on the Company's net earnings or total stockholders' equity.

Total comprehensive income represents the net change in shareholders' equity during a period from sources other than transactions with shareholders and as such, includes net earnings. For the Company, the components of other comprehensive income is the change in the cumulative foreign currency translation adjustments and unrealized losses on other investments recorded in shareholders' equity.

11.     SEGMENT  REPORTING

Substantially all of the Company's sales for the six months ended June 30, 1999, of $178,835 to unaffiliated companies were derived from the US operations. Property, plant, and equipment is broken down between the US operations of $57,534 and the German subsidiaries of $350,067.


12.     RELATED  PARTY  TRANSACTIONS

As described in Note 6, the Company received shares of a publicly traded company in exchange for shares of the Company's common stock. At the date of the exchange, the co-owner of Euro-American GmbH was also a director of the publicly traded company.

As described in Note 8, the Company has sold shares of its common stock to Euro-American GmbH. The co-owners of Euro-American also serves as directors of the Company.

                       Sangui BioTech International, Inc.
                          (A Development Stage Company)

             Notes to Consolidated Financial Statements (continued)



13.     SUBSEQUENT  EVENTS

On November 3, 1999, the Company has entered into a stock option agreement with the Company's chairman entitling him to purchase 3.000.000 shares of common stock at an option price of $.01 per share in exchange for his contribution of certain patents related to oxygen carrier, oxygen sensor and glucose sensor technology. The options can be exercised at the point the Company completes the development of the artificial oxygen carrier or the implantable sensor and receives regulatory approval from either Germany, the United States of America or Singapore.

On February 22, 2000, the Company entered into a subscription agreement to sell 8,000,000 shares of its common stock to Euro-American GmbH at $0.964 per share.

On March 23, 2000, the Company approved the issuance of 80,000 shares of its common stock to an outside consultant for his assistance with the sale of its shares of 8,000,000 common stock to Euro-American GmbH.

On  March  24,  2000,  the  Company  changed  its  fiscal  year  to  June  30.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1999 AND JUNE 30, 1999

                                 C O N T E N T S



Consolidated  Balance  Sheets . . . . . . . . . . . . . . . . . . . . .     3

Consolidated  Statements  of  Income  and  Comprehensive  Income . . . .    5

Consolidated  Statements  of  Changes  in  Shareholders'  Equity . . . .    6

Consolidated  Statements  of  Cash  Flows . . . . . . . . . . . . . . .    11

Notes  to  Consolidated  Financial  Statements . . . . . . . . . . .. .    13

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                     ASSETS
                                     ------



                                       December 31,   June 30,
                                           1999        1999
                                       -------------  ----------
                                        (Unaudited)

CURRENT ASSETS

Cash                                   $     619,595  $  305,501
Accounts receivable                           55,235      99,574
Inventories (Note 2)                          78,959     112,036
Marketable securities                        788,018   1,288,620
Prepaid assets                             1,545,000   1,703,099
                                       -------------  ----------

Total Current Assets                       3,086,807   3,508,830
                                       -------------  ----------

PROPERTY AND EQUIPMENT - NET (Note 3)        487,073     407,601
                                       -------------  ----------

OTHER ASSETS

Patents and licenses (Note 4)                 54,565      66,185
Other assets                                 346,250   1,174,701
                                       -------------  ----------

Total Other Assets                           400,815   1,240,886
                                       -------------  ----------

TOTAL ASSETS                           $   3,974,695  $5,157,317
                                       =============  ==========

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                     Consolidated Balance Sheets (Continued)


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------





                                                     December 31,    June 30,
                                                         1999          1999
                                                     --------------  ------------
                                                      (Unaudited)

CURRENT LIABILITIES

Accounts payable and accrued expenses                $     129,469   $   102,420
Stock subscriptions (Note 7)                                     -        50,000
                                                     --------------  ------------

Total Current Liabilities                                  129,469       152,420
                                                     --------------  ------------

COMMITMENTS AND CONTINGENCIES (Note 6)                      25,000        25,000
                                                     --------------  ------------

STOCKHOLDERS' EQUITY

Preferred stock: no par value; 5,000,000 shares
 authorized, 505,000 shares issued and outstanding           5,050         5,050
Common stock: no par value; 50,000,000 shares
 authorized, 32,334,463 and 31,867,878 issued
 and outstanding, respectively                          10,813,831    10,277,373
Stock subscriptions receivable (Note 7)                   (561,928)     (341,072)
Currency translation adjustment                            (90,477)      (63,068)
Deficit accumulated during the development stage        (6,346,250)   (4,898,386)
                                                     --------------  ------------

Total Stockholders' Equity                               3,820,226     4,979,897
                                                     --------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $   3,974,695   $ 5,157,317
                                                     ==============  ============

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                        Consolidated Statements of Income




                                                                 For the       From
                                                                Six Months     Inception on
                                         For the                 and Year      August 2,
                                        Six Months Ended          Ended        1996 Through
                                         December 31,            June 30,      December 31,
-
                                         1999         1998          1999          1999
                                  ------------  --------------  ------------  ------------
                                   (Unaudited)    (Unaudited)                 (Unaudited)

SALES                             $   215,457   $      54,763   $   178,835   $   504,733

COST OF SALES                         137,892          36,940       117,464       324,659
                                  ------------  --------------  ------------  ------------

GROSS MARGIN                           77,565          17,823        61,371       180,074
                                  ------------  --------------  ------------  ------------

COST AND EXPENSES

Research and development              293,331         430,240       505,270     2,287,322
General and administrative          1,379,261         240,222       731,200     3,682,557
Depreciation                           62,000          19,630        55,343       176,375
                                  ------------  --------------  ------------  ------------

Total Costs and Expenses            1,734,592         690,092     1,291,813     6,146,254
                                  ------------  --------------  ------------  ------------

NET LOSS FROM OPERATIONS           (1,657,027)       (698,000)   (1,230,442)   (5,966,180)
                                  ------------  --------------  ------------  ------------

OTHER INCOME (EXPENSE)

Interest income                        35,761          17,600        33,842       109,561
Interest expense                            -               -             -       (15,564)
Other income                          173,402               -       257,302       431,802
Loss on marketable securities               -         (25,731)     (880,138)     (905,869)
                                  ------------  --------------  ------------  ------------

Total Other Income (Expense)          209,163          (8,131)     (588,994)     (380,070)
                                  ------------  --------------  ------------  ------------

BASIC LOSS                         (1,447,864)       (680,400)   (1,819,436)   (6,346,250)
                                  ------------  --------------  ------------  ------------

OTHER COMPREHENSIVE LOSS

Foreign currency adjustments          (27,409)        (26,748)     (159,682)     (90,477)
                                  ------------  --------------  ------------  ------------
Total Other Comprehensive
  Loss                             (1,475,273)       (707,148)   (1,979,118)     (90,477)
                                  ------------  --------------  ------------  ------------

COMPREHENSIVE LOSS                $(1,475,273)  $    (707,148)  $(1,979,118)  $(6,436,727)
                                  ============  ==============  ============  ============

BASIC LOSS PER SHARE              $     (0.05)  $       (0.05)  $     (0.07)
                                  ============  ==============  ============

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING             31,469,875      12,603,000    29,417,956
                                  ============  ==============  ============

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                 Consolidated Statements of Shareholders' Equity





                                                                                                         Deficit
                                                                                                         Accumulated
                                                                                        Other             During the
                                  Preferred Stock        Common Stock       Stock     Comprehensive      Development   Total
                                    Shares     Amount   Shares    Amount  Subscriptions Income (Loss)      Stage      Equity
                                  ----------  -------  ---------  ------- ------------- -------------   ------------  -------
Balance at inception August 2,

                                         -         -   3,400,000   98,465       -                -           -       98,465
Issuance of common stock
 for cash at $0.001 per share            -         -   1,600,000    1,600     (1,600)            -           -          -

Currency translation adjustment          -         -       -         -          -           29,457           -       29,457

Net loss for the period ended
 December 31, 1996                       -         -       -         -          -                -   (539,853)     (539,853)
                                   ---------   -------  ---------  -------  -----------  ---------  -----------  ------------

 Balance, December 31, 1996                             5,000,000 $100,065  $ (1,600)       $29,457  $(539,853)    $(411,931)
                                   =========   ======= =========== ======== ===========  =========  ===========  ============


                                 SANGUI BIOTECH INTERNATIONAL, INC.
                                    (A Development Stage Company)
                    Consolidated Statements of Shareholders' Equity (Continued)




                                                                                                          Deficit
                                                                                                     Accumulated
                                                                                       Other          During the
                                Preferred Stock        Common Stock       Stock       Comprehensive   Development   Total
                                 Shares     Amount   Shares    Amount  Subscriptions  Income (Loss)    Stage       Equity
                             --------      -------  --------- --------- ------------ -----------   -----------   --------

Balance, December 31, 1996             -           -   5,000,000  $  100,065  $  (1,600) $  29,457 $(539,853)   $(411,931)

Stock issued for the
 acquisition of Sangui BioTech   505,000       5,050   1,800,000         900           -         -          -        5,950
  recorded at predecessor cost

Common stock issued for
note payable at $0.10 per share        -           -   6.000,000     600,000           -         -          -      600,000

Common stock issued for cash
 at $0.10 per share                    -           -   4,000,000     400,000           -         -          -      400,000

Receipt of stock
subscription receivable                -           -           -           -      1,600          -          -        1,600

Issuance of common stock
 for cash at $0.40 per share           -           -     250,000     100,000         -           -          -      100,000

Issuance of common stock
 for cash at $0.235 per share          -           -   2,744,681     645,000   (25,000)          -          -      620,000

Currency translation adjustment        -           -           -           -         -     126,924          -      126,924
Net loss for the year ended
 December 31, 1997                     -           -           -           -         -           -   1,181,272) (1,181,272)
                                ---------- ---------- ----------  ----------  ---------  ---------  ----------- -----------
Balance at December 31, 1997     505,000  $    5,050  19,794,681  $1,845,965  $(25,000)  $ 156,381 $(1,721,125)$   261,271
                               ==========  ========== ========== ===========  =========  =========  =========== ==========

                                  SANGUI BIOTECH INTERNATIONAL, INC.
                                    (A Development Stage Company)
                    Consolidated Statements of Shareholders' Equity (Continued)





                                                                                                          Deficit
                                                                                                          Accumulated
                                                                                           Other          During the
                                Preferred Stock        Common Stock          Stock         Comprehensive  Development    Total
                                 Shares     Amount    Shares     Amount    Subscriptions    Income (Loss) Stage          Equity
                                ---------- --------  --------- ----------- -------------  --------------  -----------  ---------

Balance, December 31, 1997          505,000 $ 5,050  19,794,681 $ 1,845,965 $  (25,000)    $  156,381     $(1,721,125)   $ 261,271

Issuance of common stock
 for cash at $.235 per share              -       -     755,320     177,500     25,000              -              -       202,500

Issuance of common stock
  for subscriptions receivable at
  $0.50 per share                         -       -   1,062,394     531,197   (531,197)             -              -             -

Issuance of common stock
  for marketable securities at
  $0.50 per share                         -       -   1,928,995     964,498          -              -              -       964,498

Issuance of common stock
  for cash at  $0.50 per share            -       -   4,600,000   2,300,000          -              -              -     2,300,000

Issuance of stock options for
services valued at $1.375 per
share                                     -       -           -      13,650          -              -              -        13,650

Exercise of stock options at
0.01 per share                            -       -      10,000         100          -              -              -           100

Accrued interest contributed
 to capital                               -       -           -      15,505          -              -              -        15,505

Receipt of stock subscriptions            -       -           -           -     63,223              -              -        63,223
                                    -------  ------  ----------  ----------  ----------    -----------   ------------  -----------
Balance Forward                     505,000  $5,050  28,151,390  $5,848,415  $(467,974)     $ 156,381    $(1,721,125)  $ 3,820,747
                                    =======  ======  ==========  ==========  ==========    ==========    ============  ===========

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
           Consolidated Statements of Shareholders' Equity (Continued)




                                                                                                          Deficit
                                                                                                          Accumulated
                                                                                           Other          During the
                                Preferred Stock        Common Stock          Stock         Comprehensive  Development    Total
                                 Shares     Amount    Shares     Amount    Subscriptions    Income (Loss) Stage          Equity
                                ---------- --------  --------- ----------- -------------  --------------  -----------  ---------



Balance Forward                   505,000  $ 5,050  28,151,390 $ 5,848,415  $     (467,974) $   156,381  $ (1,721,125) $3,820,747

Unrealized loss in AMDD
 investment                             -        -           -            -               -    (814,413)            -    (814,413)

Currency translation adjustment         -        -           -            -               -     (59,767)            -     (59,767)

Net loss for the year ended
 December 31, 1998                      -        -           -            -               -           -    (1,357,825) (1,357,825)
                                 ---------------  -------------  ----------  --------------  ------------- ----------- -----------

Balance at December 31, 1998      505,000    5,050 28,151,390    5,848,415        (467,974)    (717,799)   (3,078,950)  1,588,742

Issuance of common stock
 for cash at $1.15 per share            -        -    650,000      747,500               -            -             -     747,500

Issuance of common stock
 for services received                  -        -  2,600,000    3,145,000               -            -             -   3,145,000

Issuance of common stock
 for cash at $1.15 per share            -        -    466,488      536,458               -            -             -     536,458

Receipt of stock subscriptions          -        -          -            -         126,902            -             -     126,902

Recognition of loss on
 investments                            -        -          -            -               -      814,413             -     814,413


Balance Forward                   505,000  $ 5,050 31,867,878  $10,277,373  $     (341,072)   $  96,614   $(3,078,950) $6,959,015
                                 ---------------  -------------  ----------  --------------  ------------ ------------ -----------




                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
           Consolidated  Statements  of  Shareholders'  Equity  (Continued)



                                                                                                          Deficit
                                                                                                          Accumulated
                                                                                            Other          During the
                                 Preferred Stock        Common Stock          Stock         Comprehensive  Development    Total
                                 Shares     Amount    Shares     Amount    Subscriptions    Income (Loss) Stage          Equity
                                ---------- --------  --------- ----------- -------------  --------------  -----------  ---------



Balance Forward                  505,000  $  5,050  31,867,878  $ 10,277,373  $ (341,072)  $   96,614    $ (3,078,950) $6,959,015

Currency translation
 adjustment                            -         -           -             -           -     (159,682)              -    (159,682)

Net loss for the six months
 and year ended
 June 30, 1999                         -         -           -             -           -            -      (1,819,436) (1,819,436)
                                --------   -------  -----------  -----------   ---------   -----------   -------------  ----------

Balance at June 30, 1999         505,000     5,050  31,867,878    10,277,373    (341,072)     (63,068)     (4,898,386)  4,979,897

Common stock issued for
 cash at $1.15 per share
 (unaudited)                           -         -     466,585       536,458    (220,856)           -               -     315,602

Currency translation
 adjustment (unaudited)                -         -           -             -           -      (27,409)              -     (27,409)

Net loss for the six months
 ended December 31, 1999
 (unaudited)                           -         -           -             -           -            -      (1,447,864) (1,447,864)
                              ----------   --------  ----------  ------------  ----------  ------------  ------------- -----------

Balance at December 31,
 1999 (unaudited)                505,000   $ 5,050  32,334,463 $  10,813,831  $ (561,928)  $  (90,477)   $ (6,346,250)  $3,820,226
                              ===========  ======== =========== ============  ===========  ===========   ==============  ==========






                                                                                   From
                                                                      For the      Inception on
                                                For the               Six Months   August 2,
                                            Six Months Ended           Ended       1996 Through
                                               December 31,           June 30,     December 31,
                                            1999          1998          1999           1999
                                        ------------  --------------  -----------  --------------
                                         (Unaudited)     (Unaudited)               (Unaudited)

CASH FLOWS FROM OPERATING
 ACTIVITIES

Net loss                                $(1,447,864)  $    (680,400)  $ (1,819,436)  $(6,346,250)
Adjustments to reconcile net loss to
 cash (used) by operating activities:
Depreciation expense                         62,000          19,630         55,343       176,375
Stock options and stock issued for
 services                                   786,250          13,650        467,500     1,267,400
Loss on sale of securities                        -          25,731        880,138       905,869
Changes in operating asset and
 liabilities:
(Increase) decrease in accounts
 receivable                                  44,339          (6,987)       (77,801)      (55,235)
(Increase) decrease in inventory             33,077          (6,854)       (72,150)      (78,959)
(Increase) decrease in prepaid
 expenses and deposits                      149,812         (54,832)       (44,959)       (8,287)
(Increase) decrease in other assets          11,620               -        (21,623)      (67,876)
Increase in accounts payable
 and accrued expenses                        27,049          45,037         18,131       144,973
Increase in accrued commitments
 and contingencies                                -               -         25,000        25,000
                                         -----------    ------------   -------------- -----------

Net Cash Used in Operating
 Activities                                (333,717)       (645,025)      (589,857)   (4,036,990)
                                         -----------    -------------   -------------  -----------

CASH FLOWS FROM INVESTING
 ACTIVITIES

Proceeds from sale of securities             71,573               -         50,620       130,201
Purchase of marketable securities                 -               -     (1,288,620)   (1,288,620)

Grants for property and equipment           429,517               -        185,000       614,517

Purchase of property and equipment        (141,472)        (265,046)       (79,671)     (854,113)
                                         ----------     ------------   -------------  -----------
Net Cash Provided (Used)
 in Investing Activities                 $ 359,618        $(265,046)  $(1,132,671)  $(1,398,015)
                                         ----------       ----------  ------------  ------------

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)





                                                                                   From
                                                                      For the      Inception on
                                                For the               Six Months   August 2,
                                            Six Months Ended           Ended       1996 Through
                                               December 31,           June 30,     December 31,
                                            1999          1998          1999           1999
                                        ------------  --------------  -----------  --------------
                                         (Unaudited)     (Unaudited)               (Unaudited)

CASH FLOWS FROM FINANCING
 ACTIVITIES

Issuance of stock for cash               $315,602        $826,000     $ 608,958   $4,548,760
Reverse acquisition                             -               -             -        5,950
Change of stock subscription receivable         -               -       126,902      126,902
Proceeds from stock subscriptions               -          25,000        50,000      725,000
Proceeds from notes payable                     -               -             -      640,000
Currency translation adjustment           (27,409)              -       (159,68      (90,477)
                                         ---------       ---------  ------------  -----------

Net Cash Provided in Financing
 Activities                               288,193         851,000       626,178    5,956,135
                                         ---------       ---------  ------------  -----------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                              314,094         (59,071)   (1,096,350)     521,130

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                      305,501         307,480     1,401,851       98,465
                                         ---------       ---------  ------------  -----------

CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                           $619,595        $248,409    $  305,501   $  619,595
                                         =========       =========  ============  ===========

CASH PAID FOR:

Interest                                 $      -        $      -   $         -           59
Income tax                               $      -        $      -   $         -   $        -

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.  Development  Stage  Activities  and  Basis  of  Presentation

Sangui BioTech International, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Colorado on July 14, 1995 to engage in any business permitted by law. The Company, pursuant to the recapitalization of Sangui BioTech, Inc., is engaged in the development of immunodiagnostic tests.

The Company's wholly-owed subsidiary Sangui BioTech, Inc. ("Sangui USA") develops, manufactures and sells immunodiagnostic tests. Sangui USA's laboratory and headquarters are located in Santa Ana, California, and this facility is devoted to immunodiagnostic research, development, manufacturing and distributing, marketing, and administrative functions. Sangui USA was incorporated in the State of Delaware on August 2, 1996. Sangui USA is the parent company of two wholly-owned subsidiaries SanguiBioTech AG, and GlukoMediTech, AG. SanguiBioTech AG ("Sangui AG") and GlukoMediTech, AG ("Gluko") were incorporated in Mainz, Germany on November 25, 1995 and July 15, 1996, respectively, Sangui AG and Gluko are engaged in Germany in the development of artificial oxygen carriers and glucose sensors.

On May 15, 1997, the Company and Sangui USA completed an Agreement and Plan of Reorganization whereby the Company issued shares of its common stock in exchange for all of the outstanding common stock of Sangui USA. The acquisition was accounted for as a reverse acquisition of Sangui USA because the shareholders of Sangui USA controlled the Company after the acquisition. The Company is the acquiring entity for legal purposes and Sangui USA is the surviving entity for accounting purposes. Accordingly, the accompanying financial statements present the historical consolidated financial statements of Sangui USA from August 2, 1996 (date of inception), through the acquisition date of May 15, 1997 and the consolidated financial statements of the Company and Sangui USA since that date. Since the fair value of the net assets of the Company were equal to their net book value on May 15, 1997 the assets and liabilities of the Company were equal to their net book value on May 15, 1997. The assets and liabilities of the Company remained at their historical cost following the acquisition.

     b.  Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned domestic and foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

     c.  Accounting  Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected to change its year end from December 31 to June 30. Accordingly, the income statement and statements of cash flows are for the six months ended June 30, 1999.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     d.  Foreign  Currency  Translation

Assets and liabilities of the Company's German operations are translated into U.S. dollars at period-end exchange rates. Net exchange gains or losses resulting form such translation are excluded from net earnings and accumulated in a separate component of shareholders' equity. Income and expense accounts are translated at weighted average exchange rates for the period.

     e.  Concentration  of  Risk

The Company has a relatively small customer base. The Company's four largest customers accounted for 82% of sales for the six months ended December 31, 1999 and for the six months ended June 30, 1999. The loss of one of these customers could have a significant negative effect on future sales.

     f.  Cash  and  Equivalents

The Company does not maintain its cash in bank depository accounts insured by the Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts. Cash and equivalents include time deposits with a maturity of three months or less, and for which the Company has no requirements for compensating balances. The Company also maintains bank accounts in Germany.

     g.  Inventories

Inventories are stated at the lower of cost or market. The cost of inventories is determined using the first-in, first-out (FIFO) method. The Company regularly monitors inventory for excess or obsolete items and makes any valuations corrections when such adjustments are needed.

     h.  Marketable  Securities

The Company invests in various short-term debt securities with maturity dates less than one year. These securities are classified as held-to-maturity securities as defined by FAS 115 Accounting for Certain Investments in Debt and Equity Securities. The securities are valued at amortized cost which approximates fair market value.

     i.  Property  and  Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition; any resulting gain or loss is reflected in the statement of operations.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     i.  Property  and  Equipment  (Continued)

                                                 Estimated
                                                Useful  Life
                                                ------------

Leasehold  improvements                           5  years
Technical  and  laboratory  equipment             5  years
Office  equipment                                 3  years
Company  cars                                     5  years

     j.  Impairment  of  Long  Lived  Assets

In accordance with FAS 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no material effect for the Company in the current period.

     k.  Patents

Patents are recorded at cost and are depreciated using the straight-line method over te expected useful lives noted below.

                         Estimated
                       Useful  Life
                       ------------

Patents                 5-11  years
Licenses                   3  years

     l.  Revenue  Recognition

Revenues  are  recognized  when  products  are  shipped  to  the  customers.

     m.  Research  and  Development

Research and development are charged to operations as they are incurred. Legal fees and other direct costs incurred in obtaining and protecting patents are expensed as incurred.

     n.  Grants

The Company receives grants from the German government which are used to fund research and development activities and the acquisition of equipment. Revenue from grants for the reimbursement of research and development expenses are shown as other income when the related expenses are incurred. Grants related to the acquisition of tangible property are recorded as a reduction of the properties' historical cost.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     o.  Stock-Based  Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25., Accounting for Stock Issued to Employees,' and related interpretation.

     p.  Income  Taxes

The Company accounts for deferred income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No.
109). Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between income tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and non-current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

     q.  Earnings  per  Share

Basic earnings per share is computed on the basis of the weighted average number of common shares outstanding each period. Fully diluted loss per share is not presented becaue any common stock equivalents are antidilutive in nature.

     r.  Recently  Issued  Pronouncements

In June 1998, the U.S. Financial Accounting Standards board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Transactions". Statement 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The new statement requires all derivatives to be recorded on the balance sheet at fair value and established "special accounting" for the following three types of hedges: hedges of change in the fair value of assets, liabilities or firm commitments; hedges of the variable cash flows of forecasted transactions; and hedges of variable cash flows of net investments in foreign operations.

The Company will be required to adopt the statement during the year ended December 31, 2001. Adoption of this statement is not expected to have a material effect on the Company's financial condition or results of operations.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  1  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     s.  Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     t.  Unaudited  Financial  Statements

The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE  2  -     BUSINESS  ACQUISITIONS

On May 15, 1997, the Company and Sangui USA completed an Agreement and Plan of Reorganization whereby the Company issued 5,000,000 shares of its common stock in exchange for all of the outstanding common stock of Sangui USA. Immediately prior to the Agreement and Plan of Reorganization, the Company had 1,800,000 and 505,000 shares of common stock and preferred stock, respectively, issued and outstanding. Generally accepted accounting principles require that the Company be considered the acquired company for financial statement purposes (a reverse acquisition). The Company had no operations at the time of the reverse acquisition. In conjunction with the transactions, the Company incurred approximately $200,000 of transaction costs which were charged to operations during the year-ended December 31, 1997.

In January 1997, Sangui USA acquired 100% of the outstanding stock of both Sangui AG and Gluko in exchange for 3,400,000 newly issued shares of Sangui USA common stock. Since the shareholders of Sangui USA were also the shareholders of Sangui AG and Gluko, this was accounted for as a merger of entities under common control and hence, was accounted for as a pooling of interest. Accordingly, the consolidated financial statements for the period August 2, 1996 through December 31, 1996 have been restated to include the accounts of Sangui AG and Gluko. The following table presents a reconciliation of net loss previously reported by Sangui USA to those presented in the accompanying consolidated financial statements:

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  2  -     BUSINESS  ACQUISITIONS  (Continued)

                                            From
                                            Inception  on
                                            August  2,
                                            1996  Through
                                            December  31,
                                               1996
                                            ----------------

Net  loss
Sangui  USA                                 $     144,324
Sangui  AG  and  Gluko                            395,529
                                             --------------

Combined  Net  Loss                         $     539,853
                                            ===============

NOTE  3  -     INVENTORIES

The inventory balance of $78,959 and $112,036 at December 31, 1999 and June 30, 1999 consisted primarily of finished goods. Inventories have been written down to estimated net realizable value, and any adjustments are included in the results of operations. The inventories are of immunodiagnostic products and related materials.

NOTE  4  -     PROPERTY  AND  EQUIPMENT

Property and equipment at December 31, 1999 and June 30, 1999 consisted of the following:

                                       December  31,          June  30,
                                          1999                  1999
                                       -------------       ----------------
                                        (Unaudited)

Leasehold  improvements                 $     216,666       $     216,666
Technical  and  laboratory  equipment         446,474             305,001
Office  equipment                              10,310              10,310
Company  cars                                   8,266               8,266
                                        -------------        --------------
Total  property  and  equipment               681,716             540,243
Less  accumulated  depreciation               194,643             132,642
                                         ------------        --------------

Net  Book  Value                        $     487,073       $     407,600
                                        =============       ===============

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  5  -     INTANGIBLE  ASSETS

Intangible assets as of December 31, 1999 and June 30, 1999 consisted of the following:
                                    December  31,          June  30,
                                     1999                   1999
                                    -------------       --------------
                                     (Unaudited)

Patents                           $     78,406          $     78,406
Licenses                                 1,528                 1,528
                                   --------------       --------------
Total  patents  and  licenses           79,934                79,934

Less  accumulated  amortization         25,369                13,749
                                     -------------      ---------------

                                  $     54,565          $     66,185
                                  ================      ================

NOTE  6  -     OTHER  INVESTMENTS

On September 15, 1998, the Company entered into a stock purchase agreement with its underwriter and shareholder. As part of the agreement, the Company accepted 9,644,986 shares of a publicly traded company as payment for 1,928,995 shares of its common stock. The share transaction was valued at $0.50 per share of the Company's stock or $964,498. This value approximated the trading price of the stock received. The transaction was a related party transaction as Axel Kutscher, co-owner of the underwriting firm and director of the Company, was also a director of the publicly traded company.

Subsequent to the exchange, the shares received underwent a 1-for-20 reverse stock split, reducing the Company's holdings to 482,250 shares. As of December 31, 1998, the shares were classified as securities held for sale and were valued at the shareholders trading price. The $814,413 unrealized loss on the shares held was classified as a separate component of equity at December 31, 1998.

During the six months ended June 30 1999, the Company began to actively sell these shares. Additionally, the shares underwent a 1-for-10 reverse stock split. As of June 30 1999, the Company had 31,810 remaining shares. As a result in the decline of shares' value, which is viewed by the management of the Company as other than temporary, the shares have been written down to $-0- and the unrealized loss has been charged directly to the statement of operations. The Company sold the remaining shares for total consideration of $71,573. This amount is recorded as other income.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  7  -     COMMITMENTS  AND  CONTINGENCIES

     Operating  Lease
     ----------------

The Company leases its office and laboratory facilities under three operating leases which expire on December 1, 2002, March 31, 2003 and March 31, 2003.

     Future  minimum  lease  payments under this lease at December 31, 1999 are:

2000                                    $     141,853
2001                                          147,278
2002                                          145,094
2003                                          189,217
2004                                            1,782
                                         ------------

Total  minimum  lease  payments         $     625,224
                                        =============

Rent expense for the six months ended December 31, 1999 and 1998, and for the six months and year ended June 30, 1999 was $66,419, $62,408 and $61,307, respectively.

     Patent  Issues
     --------------

The Company's lead product in its immunodiagnostic business is a blood test kit. A competitor was granted a patent in the U.S. in August 1998 for a similar competing product. The Company has reserved $25,000 for the potential costs associated with defending its product against potential patent infringement claims.

     Grants
     ------

In November 1998, the German state of North-Rhine-Westphalia granted the Company's subsidiary, Sangui AG, Witten, Germany, $1,985,875 for the research an development of the Company's artificial oxygen carrier. The grant covers the period from April 1998 to March 2001. The grant covers 40% of eligible research and development costs and capital expenditures and is subject to the Company's ability to cover the remaining 60% of the costs. An additional condition of the grant is the product must be developed and produced in the German state of North-Rhine-Westphalia, if developed by 2003.

On September 8, 1999, the German state of North-Rhine-Westphalia granted the Company's subsidiary, Gluko, Witten, Germany, $2,411,536 for the research and development of the Company's long-term implantable glucose sensor. The grant covers the period from December 1998 to November 2001, including retroactive months. This grant includes the same terms as the Sangui AG grant.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  7  -     COMMITMENTS  AND  CONTINGENCIES  (Continued)

Based on research and development expenditures and capital expenditures through June 30, 1999, the Company had qualified for $425,000 of the grants. Approximately $240,000 related to research and development expenditures while the remaining related to capital expenditures. The $240,000 related to research and development expenditures has been recorded as other income, while the $185,000 related to capital expenditures was recorded as a reduction to the historical costs of property and equipment. Through June 30, 1999, $328,000 of the grants amount has been received.

     SEC  Investigation
     ------------------

Certain officers and directors of the Company are being investigated by the U.S. Securities and Exchange Commission related to the timing and nature of certain common stock transactions. Although these offices and directors are exposed to potential fines and penalties stemming from the SEC's investigation, management of the Company believes that the Company has no contingency.

NOTE  8  -     STOCKHOLDERS'  EQUITY

     Common  Stock
     -------------

The Company is authorized to issue 50,000,000 shares of no par value common stock. The holders of the Company's common stock are entitled to one vote for each share held of record on all matters to be voted on by those shareholders.

On September 15, 1998, the Company entered into an exchange agreement with a shareholder to sell 1,062,394 shares of its common stock at $0.50 per share, or $531,197. Payment was in the form of a promissory note bearing interest at 9% with monthly payments of $24,267, maturing September 1, 2000. Principal payments of $126,902 were made on the note during the six months ended December 31, 1999.

In April 1999, the Company issued 2,600,000 million shares of its common stock in April 1999 to an independent promotions company in exchange for a public relations/promotions contract covering the period January 1999 - December 2000. The fair value of the services received is estimated to be $3,145,000 and is based on the original proposal that the promotions company submitted to the Company when negotiating the contract. This proposal was prepared on the assumption that the Company would be paying cash for the services. Accordingly, the common stock was valued at $3,145,000 with a corresponding prepaid asset recorded for the value of the public promotions contract. The $3,145,000 is being amortized during the contract period as the services are provided. As of December 31, 1999 and June 30, 1999, the Company had recognized $786,250 and $467,500 of expense leaving a prepaid asset of $1,891,250 ($1,545,000 classified as short-term, $346,250 classified as long-term):

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  8  -     STOCKHOLDERS'  EQUITY  (Continued)

     Preferred  Stock
     ----------------

The Company is authorized to issue 5,000,000 shares of non-voting no par value preferred stock. The Board of Directors is empowered to issue liquidation privileges, dividend, conversion or other rights. No such rights or privileges have been granted.

     Stock  Options
     --------------

In January 1998, a former director and officer of the Company issued, from his personal holdings of the Company common stock, 266,000 options to three employees of the Company to purchase Company common stock from him at an option price of $0.001 per share. Since the Company is not a party to the agreement and he is not a significant shareholder, this had no impact on the Company's financial statements.

The Company has entered into a stock option agreement with the Company's chairman entitling him to purchase 3,000,000 shares of common stock at an option price of $0.01 per share in exchange for his contribution of certain patents related to oxygen carrier, oxygen sensor an glucose sensor technology. The options can be exercised at the point the Company completes the development of the artificial oxygen carrier or the implantable sensor and receives regulatory approval from either Germany, the United States of America or Singapore.

Additionally, in consideration for his contribution of these patents, the Company's chairman is entitled to receive a 3% royalty on all revenues generated by Sangui AG and Gluko.

The proforma earnings prepared under the assumption that the stock options granted to the Company's chairman had been accounted for based on their value as determined under Statement of Financial Accounting Statements No. 13, Accounting for Stock-Based Compensation, would be insignificant.

NOTE  9  -     INCOME  TAXES

During the six months ended December 31, 1999, the Company paid no income taxes. As of December 31, 1999, the Company's German subsidiaries had net operating loss carryforwards for corporate and trade income tax purposes of approximately $1,200,000. These losses may be used in future years to offset taxable income and do not expire. The Company has $1,800,000 of U.S. federal tax net operating loss carryforwards which begin to expire in 2011. With the exception of the net operating loss carryforwards, the Company has no significant temporary differences. The tax benefit of the cumulative carryforwards has been offset by a valuation allowance of the same amount due to the uncertainty that they will be utilized.

                       SANGUI BIOTECH INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                December 31, 1999


NOTE  10  -     COMPREHENSIVE  INCOME

Effective at the beginning of 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of total comprehensive income and its components in financial statements. The adoption of this statement has no effect on the Company's net earnings or total stockholders' equity.

Total comprehensive income represents the net change in shareholders' equity during a period from sources other than transactions with shareholders and as such, includes net earnings. For the Company, the component of other comprehensive income is the change in the cumulative foreign currency translation adjustments.

NOTE  11  -     SEGMENT  REPORTING

Substantially all of the Company's sales for the six months ended December 31, 1999, of $215,457 to unaffiliated companies were derived from the US operations. Property, plant and equipment is broken down between the US operations of $68,490 and the German subsidiaries of $418,583

                            FELNAM INVESTMENTS, INC.

                   CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                                 C O N T E N T S


Consolidated  Proforma  Balance  Sheet                 3

Consolidated  Proforma  Statement  of  Operations      4

Statement  of  Assumptions  and  Disclosures           5

                            FELNAM INVESTMENTS, INC.
                       Consolidated Proforma Balance Sheet
                                December 31, 1999
                                   (Unaudited)


                           Sangui           Proforma
                           BioTech          Felnam         Adjustments
                           International,   Investments,   Increase       Proforma
                           Inc.             Inc.              (Decrease)  Consolidated
                           ---------------  -------------  -------------  -------------

CURRENT ASSETS

Cash. . . . . . . . . . .  $       619,595  $           -  $           -  $     619,595
Inventory . . . . . . . .           78,959              -              -         78,959
Prepaid expenses. . . . .        1,545,000              -              -      1,545,000
Marketable securities . .          788,018              -              -        788,018
Accounts receivable, net.           55,235              -              -         55,235
                           ---------------  -------------  -------------  -------------

Total Current Assets. . .        3,086,807              -              -      3,086,807
                           ---------------  -------------  -------------  -------------

FIXED ASSETS (NET). . . .          487,073              -              -        487,073
                           ---------------  -------------  -------------  -------------

OTHER ASSETS

Patents and licenses. . .           54,565              -              -         54,565
Other assets. . . . . . .          346,250              -              -        346,250
                           ---------------  -------------  -------------  -------------

Total Other Assets. . . .          400,815              -              -        400,815
                           ---------------  -------------  -------------  -------------

TOTAL ASSETS. . . . . . .  $     3,974,695  $           -  $           -  $   3,974,695
                           ===============  =============  =============  =============

                                      F-67


                            FELNAM INVESTMENTS, INC.
                 Consolidated Proforma Balance Sheet (Continued)
                                December 31, 1999
                                   (Unaudited)



                                       Sangui            Proforma
                                       BioTech           Felnam          Adjustments
                                       International,    Investments,    Increase       Proforma
                                       Inc.              Inc.               (Decrease)  Consolidated
                                       ----------------  --------------  -------------  --------------


CURRENT LIABILITIES

Accounts payable and accrued expenses  $       129,469   $           -   $     25,000   $     154,469
Commitments . . . . . . . . . . . . .           25,000               -              -          25,000
                                       ----------------  --------------  -------------  --------------

Total Current Liabilities . . . . . .          154,469               -         25,000         179,469
                                       ----------------  --------------  -------------  --------------

STOCKHOLDERS' EQUITY

Preferred stock, 10,000,000 shares
 authorized, no par value . . . . . .            5,050               -              -           5,050
Common stock, 75,000,000 shares
 authorized, no par value . . . . . .       10,813,831           1,146        (26,146)     10,788,831
Stock subscriptions receivable. . . .         (561,928)              -              -        (561,928)
Currency translation adjustments. . .          (90,477)              -              -         (90,477)
Retained deficit. . . . . . . . . . .       (6,346,250)         (1,146)         1,146      (6,346,250)
                                       ----------------  --------------  -------------  --------------

Total Stockholders' Equity. . . . . .        3,820,226               -        (25,000)      3,795,226
                                       ----------------  --------------  -------------  --------------

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY. . . . . . .  $     3,974,695   $           -   $          -   $   3,974,695
                                       ================  ==============  =============  ==============

                            FELNAM INVESTMENTS, INC.
                  Consolidated Proforma Statement of Operations
                                   (Unaudited)





                                    Sangui            Proforma
                                    BioTech           Felnam         Adjustments
                                    International,    Investments,   Increase       Proforma
                                    Inc.              Inc.              (Decrease)  Consolidated
                                    ----------------  -------------  -------------  --------------

REVENUES . . . . . . . . . . . . .  $       394,292   $           -  $           -  $     394,292

COST OF SALES. . . . . . . . . . .          255,356               -              -        255,356
                                    ----------------  -------------  -------------  --------------

GROSS PROFIT . . . . . . . . . . .          138,936               -              -        138,936
                                    ----------------  -------------  -------------  --------------

OPERATING EXPENSES

Research and development . . . . .          798,601               -              -        798,601
Depreciation and amortization. . .          117,343               -              -        117,343
General and administrative . . . .        2,110,461               -              -      2,110,461
                                    ----------------  -------------  -------------  --------------

Total Operating Expenses . . . . .        3,026,405               -              -      3,026,405
                                    ----------------  -------------  -------------  --------------

OPERATING INCOME (LOSS). . . . . .       (2,887,469)              -              -     (2,887,469)

OTHER EXPENSE

Other expense. . . . . . . . . . .         (379,831)              -              -       (379,831)
                                    ----------------  -------------  -------------  --------------

Total Other Expense. . . . . . . .         (379,831)              -              -       (379,831)
                                    ----------------  -------------  -------------  --------------

INCOME (LOSS) BEFORE INCOME TAXES.       (3,267,300)              -              -     (3,267,300)

INCOME (TAXES) BENEFIT . . . . . .                -               -              -              -
                                    ----------------  -------------  -------------  --------------

NET INCOME (LOSS). . . . . . . . .  $    (3,267,300)  $           -  $           -  $  (3,267,300)
                                    ================  =============  =============  ==============

                            FELNAM INVESTMENTS, INC.
                     Summary of Assumptions and Disclosures


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.  Business  Organization

The accompanying proforma financial statements are prepared to present the acquisition of Sangui BioTech International, Inc. (Sangui) by Felnam Investments, Inc. (Felnam) to aid the user in understanding the acquisitions. The proforma balance is presented as though the acquisition took place on December 31, 1999 and the statement of operations as though the acquisition took place on December 31, 1998.

Felnam Investments ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on March 12, 1996. It is managements' objective to seek a merger with an existing operating company.

Felnam entered into an Agreement and plan of Reorganization with Sangui BioTech International, Inc., a Colorado corporation, (Sangui), and the stockholders of Sangui effective March 30, 2000, as a result of which Felnam acquired in excess of 80% of the outstanding common stock of Sangui. Management of Felnam presently intends that its sole business activity is to be the holding parent of Sangui and to continue the business operations of Sangui.

Sangui BioTech International, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Colorado on July 14, 1995 to engage in any business permitted by law. The Company, pursuant to the recapitalization of Sangui BioTech, Inc., is engaged in the development of immunodiagnostic tests.

The Company's wholly-owed subsidiary Sangui BioTech, Inc. ("Sangui USA") develops, manufactures and sells immunodiagnostic tests. Sangui USA's laboratory and headquarters are located in Santa Ana, California, and this facility is devoted to immunodiagnostic research, development, manufacturing and distributing, marketing, and administrative functions. Sangui USA was incorporated in the State of Delaware on August 2, 1996. Sangui USA is the parent company of two wholly-owned subsidiaries SanguiBioTech AG, and GlukoMediTech, AG. SanguiBioTech AG ("Sangui AG") and GlukoMediTech, AG ("Gluko") were incorporated in Mainz, Germany on November 25, 1995 and July 15, 1996, respectively. Sangui AG and Gluko are engaged in Germany in the development of artificial oxygen carriers and glucose sensors.

                            FELNAM INVESTMENTS, INC.
                      Summary of Assumptions and Disclosure


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

     b.  Proforma  Adjustments

1. The proforma financial statements have been prepared as though the merger of Sangui occurred on December 31, 1999.

     Common  stock                                         $     25,000
     Accounts  payable                                          (25,000)
                                                                 -------

                                                                 $     -
                                                                 =======

     To  record  the  estimated  costs  of  the  acquisition.

     2.     Common  stock                                   $     1,461
     Retained  earnings                                          (1,461)
                                                                  ------

                                                                 $     -
                                                                 =======

     To  eliminate  the  accumulated  deficit  of  Felnam.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

        SGBI as the successor issuer has a fiscal year end of June 30. Felnam's fiscal year was December 31. SGBI will retain its June 30 fiscal year end.

EXHIBITS

1.1 Exchange Agreement between MRC Legal Services LLC and Sangui Biotech International, Inc., dated as of March 31, 2000.

3.1     Articles  of  Incorporation  of  the  Company

3.2     Bylaws  of  the  Company

23.1    Consent  of  Jones,  Jenson  &  Company,  independent public accountant

     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SANGUI  BIOTECH  INTERNATIONAL, INC.

                                            /s/  Joerg  Alte
                                              ----------------------------------
                                              President  and  Director

Date:  March  31,  2000